UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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22nd Century Group, Inc.

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Dear Fellow Stockholders,

To say it simply, 2024 was a transformational year at 22nd Century. We successfully executed a very difficult turnaround and implemented a new strategy that we believe will create a profitable company and reward our shareholders as we execute our growth plans.

The Market Dynamics

The combustible cigarette market is showing increasing friction around price, products, nicotine delivery systems, the FDA regulatory environment and more. We see an incredible focus on nicotine like never seen before, even as big tobacco remains under pressure to reduce the harms of smoking. The tobacco industry’s answer is to keep their consumers hooked on nicotine by transitioning them to alternative nicotine delivery systems, such as pouch (which come in all levels of nicotine concentration), heat not burn, vape, moist snuff and more.

In addition to perpetuating addiction and smoking harm, the industry is pressuring the consumer’s pocketbook with quarterly price increases that pit buying cigarettes against consumer staples.

We look at the market differently, and see the changing dynamics in Tier 1 of Big Tobacco as an opportunity.

Branded Business

22nd Century serves two main segments of the market: reduced nicotine premium products and tier 4 value focused CMO brands. Our main domestic brands are Smoker Friendly, Pinnacle and VLN.

Our Smoker Friendly and Pinnacle CMO brands offer consumers a value option at roughly 2/3 the price of a tier 1 brand, a price point that is much friendlier to the consumers’ wallet for those who want to continue to smoke a standard combustible cigarette.

On the premium side, the re-launch of our VLN branded products will serve consumers who wish to take control of their nicotine consumption, supporting a transition from needing to smoke multiple times a day to instead choosing when to smoke or even to smoke at all. This is predominantly a health and wellness play.

The balance of our CMO business is high volume, low margin, low mix business for domestic supply of filtered cigars and container orders of export cigarettes. This steady volume of business consumes our machine capacity and allows us to manage our above the line overhead costs while contributing to our gross profit.

Progress Toward Our Vision

Our growth will also come from wider distribution as a result of expanded domestic state approvals across our brands. Once approved within the state, we will be looking to add points of distribution and launch targeted marketing campaigns to drive rate of sale. As the Smoker Friendly, Pinnacle and VLN footprints grow throughout the US, our revenues and profits will follow.

In addition to widening our brand presence to a nationwide footprint, we are developing new products within the Smoker Friendly and Pinnacle brands which will expand the SKU count in stores.

We believe we are in a great position to build our company on the market opportunities of the tier 4 value consumer and the nicotine control consumer who would be a candidate for our branded and partnered VLN products.

Eventually we would like to create a low nicotine category that would separate all of our VLN branded SKUs from the standard cigarette category. This will take time and growth to create, but we believe this is possible.

Nicotine Harm

On the regulatory front, the FDA’s groundbreaking proposed reduced nicotine content rule is mid-way to the completion of the comment period, which ends in September. When the comment period concludes, we can determine the FDA’s direction on what could be the most meaningful and impactful tobacco harm reduction policy in a generation.

We have the only FDA authorized combustible cigarette that meets the new policy standard, and we are not waiting for nor dependent on the FDA to finalize their rule. We have developed an important technology in our low nicotine tobacco and VLN products, and there is a certain contingent of consumers today that want a choice with their nicotine consumption.

Financial Performance

In 2024 we restructured our operations to significantly lower our operating expenses to a level such that we can transition to a profitable company in 2025 as we get the planned traction in the branded products business. In addition, and importantly, we greatly improved our balance sheet as we paid down our debts to the tune of $18 million, which has us on the road to a debt free 22nd Century in 2026.

Looking Forward

We have rebuilt the foundation of our company to what we believe is a substantial, sustainable, and ultimately, profitable business model. This model features a suite of our branded products, which include Smoker Friendly, Pinnacle and VLN across a wider menu of SKUs, plus our high volume, low mix CMO customers for domestic filtered cigars and export cigarettes. Our sales are growing, our overhead costs are in line, and we are positioned to transition into a profitable company for the first time in the company’s history.

Lawrence Firestone

Chief Executive Officer

2025 PROXY STATEMENT | i

321 Farmington Road, Mocksville, North Carolina 27028

Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the Annual Meeting of stockholders of 22nd Century Group, Inc. (the “Company”) will be held at 2 South Biscayne Boulevard, Suite 1900, Miami, FL 33131 on Tuesday, July 15, 2025, beginning at 11:00 A.M., Eastern Time.

The meeting will be held for the following purposes:

1.	To elect as director the two (2) director nominees named in the attached proxy statement as Class II directors to serve for a three-year period until the Annual Meeting of stockholders in the year 2028, and in each instance, until their respective successors have been elected and qualified (Proposal 1).

2.	To approve an advisory resolution approving executive compensation for fiscal year 2024 (Proposal 2).

3.	To approve an advisory resolution on the frequency of advisory votes on executive compensation (Proposal 3).

4.	To approve an amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of common stock from two hundred fifty-million (250,000,000) shares to five hundred million (500,000,000) (Proposal 4).

5.	To approve the amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan which shall increase the number of shares authorized for issuance by five million (5,000,000) (Proposal 5).

6.	To approve an amendment to our Articles of Incorporation, as amended, to effect a reverse stock split of our outstanding common stock at a ratio between 1-for-2 and 1-for-100, to be determined at the discretion of our Board of Directors (the “Reverse Split”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment (Proposal 6).

7.	To approve the Amended Warrants dated October 24, 2024 and the shares issuable upon exercise of the warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market (Proposal 7).

8.	To approve the Warrants dated May 1, 2025 and the shares issuable upon exercise of the warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market (Proposal 8).

9.	To approve an amendment to the outstanding convertible Debentures (the “JGB Amendment”) pursuant to Rules 5635(b) and 5635(d) of the Nasdaq Stock Market (Proposal 9).

10.	To ratify the appointment of Freed Maxick CPAs, P.C. as our independent registered public accountants for fiscal year 2025 (Proposal 10).

11.	To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposals 4, 5, 6, 7, 8 and/or 9 (Proposal 11).

The stockholders of record at the close of business on May 20, 2025 will be entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

Lawrence Firestone

Chairman and Chief Executive Officer

Dated: June 10, 2025

2025 PROXY STATEMENT | ii

MEETING INFORMATION:

DATE:	Tuesday, July 15, 2025

TIME:	11:00 A.M., Eastern Time

PLACE:	The meeting will be held at 2 South Biscayne Boulevard, Suite 1900, Miami, FL 33131.

HOW TO VOTE:

Your vote is important. You are eligible to vote if you were a stockholder of record at the close of business on May 20, 2025.

BY INTERNET www.proxyvote.com

BY PHONE Call 1.800.690.6903

BY MAIL Complete, sign and return by free post

IN PERSON Attend the Annual Meeting

2025 PROXY STATEMENT | iii

Table of Contents

Notice of Annual Meeting	ii
Table of Contents	iv
Proxy Summary	1
PROXY SUMMARY	1
Voting Matters	1
Frequently Asked Questions Regarding Annual Meeting Procedures	2
PROPOSAL NO. 1: ELECTION OF TWO DIRECTORS	5
DIRECTORS	5
Nominees and Director Qualifications	5
Commitment to Corporate Governance	8
Board of Directors	8
Independent Directors	8
Board Leadership Structure and the Role of the Board in Oversight of Risk Management	8
Stockholder Communications with the Board	9
Meetings of Board of Directors	9
Executive Sessions of Independent Directors	9
Corporate Governance Guidelines	9
Standing Committees	9
Code of Business Conduct and Corporate Ethics	10
Insider Trading Policy	10
Compensation of Directors	11
Elements of 2024 Non-Employee Director Compensation	11
NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2024	11
Compensation Committee Interlocks and Insider Participation	16
PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	22
PROPOSAL NO. 4: APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM TWO HUNDRED FIFTY MILLION (250,000,000) TO FIVE HUNDRED MILLION (500,000,000)	23
PROPOSAL NO. 5: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 22ND CENTURY GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN	24
PROPOSAL NO. 6: APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT	36
PROPOSAL NO. 7: APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON EXERCISE OF THE AMENDED WARRANTS DATED OCTOBER 24, 2024 PURSUANT TO NASDAQ LISTING RULE 5635	44
PROPOSAL NO. 8: APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS DATED MAY 1, 2025 PURSUANT TO NASDAQ LISTING RULE 5635	46
PROPOSAL NO. 9: APPROVAL OF AN AMENDMENT TO THE OUTSTANDING CONVERTIBLE DEBENTURES PURSUANT TO RULES 5635(B) AND 5635(D) OF THE NASDAQ STOCK MARKET	48
PROPOSAL NO. 10: THE RATIFICATION OF THE APPOINTMENT OF FREED MAXICK P.C. AS THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025	50
PROPOSAL NO. 11: THE ADJOURNMENT OF THE MEETING, IF NECESSARY OR ADVISABLE, TO SOLICIT ADDITIONAL PROXIES	51
BENEFICIAL OWNERSHIP	52
RELATED PARTY TRANSACTIONS	53
Stockholder Proposals and Communications with the Board of Directors	54
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 15, 2025	54
OTHER MATTERS	54

2025 PROXY STATEMENT | iv

PROXY SUMMARY

Here we present an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics prior to voting. This proxy statement and the accompanying form of proxy are first being sent or made available to our stockholders on or about June 10, 2025 in connection with the solicitation by our Board of Directors of proxies to be used at our 2025 Annual Meeting of Stockholders.

Annual Meeting of Stockholders

Time and Date:	11:00 A.M., Eastern Time, July 15, 2025

Place:	The meeting will be held at 2 South Biscayne Boulevard, Suite 1900, Miami, FL 33131.

Record Date:	May 20, 2025

Voting Matters

The following table summarizes the proposals to be voted on prior to or at our 2025 Annual Meeting of Stockholders and the Board’s voting recommendations with respect to each proposal.

PROPOSAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Proposal 1: Election of two directors to the Board of Directors to serve until the 2028 Annual Meeting.	FOR each nominee	5

Proposal 2: Advisory Approval on the Company’s 2024 Executive Compensation.	FOR	21

Proposal 3: Advisory Approval on the frequency of a vote on the Company’s Executive Compensation.	One Year	22

Proposal 4: Approval of an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of shares of authorized common stock from two hundred fifty million (250,000,000) to five hundred million (500,000,000).	FOR	23

Proposal 5: Approval of an amendment and restatement to the Company’s Omnibus Incentive Plan to increase the number of shares of authorized for issuance by five million (5,000,000).	FOR	24

Proposal 6: Approval of the reverse stock split at a ratio of 1-for-2 up to 1-for-100.	FOR	36

Proposal 7: Approval of the Amended Warrants dated October 24, 2024 and the shares issuable upon exercise of the warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market.	FOR	44

Proposal 8: Approval of the Warrants dated May 1, 2025 and the shares issuable upon exercise of the warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market.	FOR	46

Proposal 9: Approval of the JGB Amendment, pursuant to Rules 5635(b) and 5635(d) of the Nasdaq Stock Market.	FOR	48

Proposal 10: Ratification of Appointment of Freed Maxick CPAs, P.C. as the Company’s Independent Registered Public Accounting Firm for 2025.	FOR	50

Proposal 11: Adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposals 4, 5, 6, 7, 8 and/or 9.	FOR	51

1

Frequently Asked Questions Regarding Annual Meeting Procedures

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: Why did I receive these materials?

The Board of Directors of 22nd Century Group, Inc. is soliciting proxies for the 2025 Annual Meeting of Stockholders (Annual Meeting) to be held on July 15, 2025 to allow our stockholders to participate from any location that is convenient to them. You are receiving a proxy statement because you owned shares of our common stock on May 20, 2025, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy materials include this proxy statement for the Annual Meeting, an annual report to stockholders, including our Annual Report on Form 10- K for the year ended December 31, 2024, and a proxy card or voting instruction form for the Annual Meeting.

Q: What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Q: Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, May 20, 2025, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. At the close of business on the record date, we had outstanding and entitled to vote a total of 7,605,807 shares of common stock.

Q: How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Q: Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by the Chairman of the Board or the executive officers of the Company, may attend and be admitted to the Annual Meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of shares of common stock of the Company as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Q: What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of one-third (33.33%) of the voting power of common stock issued and outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

2

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How do I vote if I am a stockholder of record?

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Lawrence Firestone, Chief Executive Officer, and Jonathan Staffeldt, General Counsel, and each or any of them or their designees, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Internet. If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on July 14, 2025. Please see the proxy card for instructions on how to vote by telephone or internet.

Voting by Proxy Card. Each stockholder receiving proxy materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

Q: How do I vote if I hold my shares in “street name”?

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2025 Annual Meeting of Stockholders to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.

Q: Can I change my vote?

Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may do this by: (i) signing and submitting a new proxy card with a later date; (ii) by voting by telephone, or by using the Internet—either of which must be completed by 11:59 p.m. Eastern Time on July 14, 2025 (when your latest telephone or Internet proxy is counted); or (iii) by attending the meeting and voting by ballot. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. If you hold shares through a bank or brokerage firm, you must contact that bank or firm directly to revoke any prior voting instructions.

3

Frequently Asked Questions Regarding Annual Meeting Procedures

Q: How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Q: Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

Q: What vote is required to approve each item?

The director nominees shall be elected by a plurality of the votes cast by the stockholders (Proposal 1). With respect to the vote regarding the frequency of future advisory votes on compensation (Proposal 3), the choice receiving the highest number of votes will be the frequency that is approved.

The approval of Proposals 2, 5 - 10 and the adjournment proposal require the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition of the proposal.

The approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock (Proposal 4) requires the affirmative vote of the majority of the outstanding shares of our common stock.

Q: How are votes counted?

For Proposal 1, you may vote “FOR” or “WITHHOLD” with respect to each of the nominees. In tabulating the voting results for the election of directors, only “FOR” votes are counted. If you elect to abstain in the election of directors, the abstention will not impact the outcome of the election.

For Proposal 3, you may vote “One Year,” “Two Years,” “Three Years” or “Abstain.” An abstention is not considered a vote cast, and, therefore, are not counted and will not impact the outcome of the vote on the frequency of an advisory vote on executive compensation.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention is not considered a vote cast, and, therefore, are not counted and will not impact the outcome of the vote on any proposal other than the approval of the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock (Proposal 4).

If you hold your shares in “street name,” the Company has supplied copies of its proxy materials for its 2025 Annual Meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than Proposal 4 (the authorized share increase), Proposal 6 (the Reverse Split), the appointment of Freed as our independent registered certified public accounting firm for fiscal year 2025 and the adjournment proposal. These “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum but will not be considered in determining the number of votes necessary for approval of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on Proposals 4, 6, 10 and 11 without receiving voting instructions from you.

Q: What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

The SEC’s rules permit us to deliver a single set of Annual Meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date.

We agree to deliver promptly, upon written or oral request, a separate copy of the notice or Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact the Company at (336) 940-3769 or through www.xxiicentury.com/contact.

Q: Where can I find the voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and release the final results in a Form 8-K within four business days following the Annual Meeting

4

PROPOSAL NO. 1

ELECTION OF TWO DIRECTORS

The Company’s Board of Directors is classified into three classes of directors, with one class of directors being elected at each Annual Meeting of stockholders of the Company to serve for a term of three years or until the earlier of: (i) expiration of the term of their class of directors; or (ii) until their successors are elected and take office as provided below. To maintain the staggered terms of election of directors, stockholders of the Company are voting upon the election of Lawrence Firestone, an existing director, and David Keys, a new director nominee, as Class II directors to serve for a three-year period until the Annual Meeting of Stockholders in the year 2028.

Andy Arno will continue to serve as a Class I director and Lucille Salhany will continue to serve as a Class III director. Anthony Johnson will be resigning from the Board effective on the date of the Annual Meeting.

The nominees for director have each indicated to the Company that they will be available to serve as a director. If a nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2025 Annual Meeting of stockholders, then the Board may, prior to the Annual Meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person or (iii) leave the position vacant to be filled at a later time.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote “FOR” each of the director nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee for director becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. We have no reason to believe that any nominee for director will be unable to serve if elected. We strongly encourage our directors to attend our 2025 Annual Meeting. All of our continuing directors attended our 2024 Annual Meeting virtually.

The following sets forth certain information, as of June 1, 2025, about the Board’s nominees for election at the Annual Meeting and each director whose term will continue after our Annual Meeting.

Our Board of Directors recommends a vote “FOR” the election of each of its nominees.

DIRECTORS

Nominees and Director Qualifications

The following biographies of our nominees and current directors contain information regarding the person’s service as a director, business experience, other director positions held currently or at any time during at least the last five years, and information regarding involvement in certain legal or administrative proceedings, if applicable. The biographies reflect the committee memberships the nominees shall hold upon their election.

We believe that each nominee and director possess the core competencies that are expected of all directors, namely, independence, integrity, sound business judgment, and a willingness to represent the long-term interests of all stockholders. The experiences, qualifications, attributes, and skills, as shown below, that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director of our Company are described in each nominee’s biography.

Nominees and Current Directors

Name	Age	Position/Office Held With the Company	Director Since	Independent
Lawerence D. Firestone	67	Chairman, Chief Executive Officer	2023	No
Andy Arno	66	Lead Independent Director	2023	Yes
Anthony Johnson	49	Independent Director	2021	Yes
Lucille S. Salhany	78	Independent Director	2022	Yes
David Keys	68	Independent Director Nominee	N/A	Yes

5

Nominees for Election at the Annual Meeting

Class II Directors — Term Expiring 2028

Lawrence Firestone

Mr. Firestone has served as Chief Executive Officer and Chairman of the Board since December 2023. Mr. Firestone brings over 40 years of enterprise, operations, and financial management experience in both public and private companies, including tenures as CEO, CFO and COO across multiple industry sectors. Mr. Firestone most recently served as Chief Financial Officer of Oakland Manager, a privately-held purveyor of cannabis with both retail and wholesale market penetration, and as Chairman of FirePower Technology, a privately held manufacturer of ATX power supplies for the IT and instrumentation markets. In the public company sector, Mr. Firestone has served as Chief Executive Officer of Eastside Distilling, Inc. (NASDAQ: EAST), Chief Executive Officer of Qualstar Corporation (NASDAQ: QBAK), Chief Financial Officer of Advanced Energy Industries (NASDAQ: AEIS), and Chief Financial Officer of Applied Films Corporation (NASDAQ: AFCO). He has served on numerous boards, including those of Eastside Distilling, Qualstar, CVD Equipment Corporation (NASDAQ: CVD), Amtech Systems, Inc. (NASDAQ: ASYS) and HyperSpace Communications, Inc. (NYSE: HYPR). Mr. Firestone received his Bachelor of Science in Business Administration with a concentration in Accounting from Slippery Rock University of Pennsylvania. Mr. Firestone’s prior public company experience led to the conclusion that he should serve as a director.

Class II Director Nominee for a Term Expiring 2028

David Keys

Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific Corporation, a chemical company that was publicly traded on The Nasdaq Stock Market for the entirety of the time he was a director and executive officer. Since 2004, Mr. Keys has been an independent financial and operations consultant. Mr. Keys currently serves as Chairman of the Audit Committee of SurgPays Inc (NASDAQ:SURG) since July 2019. Mr. Keys currently serves on the Board and is the Chair of the Audit Committee of ARCpoint Inc. (TSXV: ARC). He previously served on the Boards of Directors of AmFed Financial Inc., RSI International Systems, Inc. (NEX: RSY.H), Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David was a member of the National Roster of Neutrals of the American Arbitration Association for over fifteen years. He received a Bachelor of Science in accounting from Oklahoma State University.

Mr. Keys’ prior public company experience led to the conclusion that he should serve as a director.

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Directors Continuing in Office

Class I Director — Term Expiring 2027

Andy Arno

Mr. Arno has more than 30 years of experience handling a wide range of corporate and financial matters, primarily including work as an investment banker and strategic advisor to emerging growth companies. Mr. Arno currently serves as a managing member of Unterberg Legacy, LLC, a merchant bank and multi-family office, where he has served since 2023. He previously served, from 2015 to 2023, as vice chairman of Special Equities Group, LLC, a privately held investment banking firm affiliated with Dawson James Securities Inc. and previously affiliated with Bradley Woods & Co. Ltd. and Chardan Capital Markets LLC. From 2013 until 2015, Mr. Arno served as managing director of Emerging Growth Equities, an investment banking firm, and was previously president of LOMUSA Limited, an investment banking firm. Earlier in his career, Mr. Arno served as vice chairman and chief marketing officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also vice chairman and head of the equity capital markets division of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of SmithMicro Software, Inc.(SMSI) a software technology company XXII Century Group (XXII), a biotechnology company; Catheter Precision, Inc. (VTAK), a medical device company; Independa, Inc., a privately held software company; and ComHear Inc., a privately held audio technology R&D company, where he serves as chairman. Mr. Arno received a Bachelor of Science degree from George Washington University. Mr. Arno brings to the Board valuable understanding of public markets, significant experience in investment matters, and a keen understanding of stockholder perspectives as it relates to enhancing value for our stakeholders. He is currently the Lead Independent Director, Chair of the Audit Committee and a member of the Corporate Governance & Nominating Committee and Compensation Committee.

Class III Directors — Term Expiring 2026

Lucille S. Salhany

Ms. Salhany is currently President and CEO of her own consulting company, JHMedia, which she founded in 1997. She was also one of the founding partners of Echo Bridge Entertainment and CEO & President of LifeFX Networks, Inc. Prior to this, she served as Chairperson of the Twentieth Television division of Fox, and was appointed the first woman in history to head a major television network when she accepted the Chairmanship of Fox Broadcasting. After chairing Fox, Salhany accepted the post of Chief Executive Officer and President of United Paramount Network (UPN), launching and growing UPN to become the fifth major broadcast network. She also served on the Board of Directors for Echo Bridge Entertainment, Compaq / Hewlett-Packard, Fox, Inc., Avid Technologies, and American Media, Inc. Lucille was also a trustee of Emerson College and Lasell College, where she received Honorary Doctorates. She is currently Chair of the Compensation Committee and is a member of the Audit Committee and Corporate Governance & Nominating Committees of the Board. Ms. Salhany’s well-established track record of success in growing businesses and strong background in and knowledge of the media industry led to the conclusion that she should serve as a director.

Anthony Johnson

Mr. Johnson is co-founder, President, and CEO of Kodikaz Therapeutic Solutions, a next-generation non-viral gene therapy company. He is also a founding partner of Buffalo Biosciences in 2006 a life science strategic business management firm that supports the evaluation and commercialization of bioscience technologies from concept to market. Previously he was President and CEO of Empire Genomics, an oncology molecular diagnostic testing company, from 2006 until 2019. He also served as the business leader of the stem cell and regenerative medicine franchise for Thermo Fisher (Invitrogen Corporation). Anthony has leveraged his business experience and numerous board positions to mentor technology startups and entrepreneurs, spur state and local job creation, and introduce STEM curriculum into early childhood education. Mr. Johnson is a founding board member of the Communities of Giving Legacy Initiative, which works to create positive change in the lives of low-income youth of color. Additionally, he serves as Michigan Street African-American Heritage Corridor Commissioner and was an Opportunities Council member for University of Buffalo. He holds an MBA from Manchester Business School, Manchester, UK, with an emphasis in international strategy, and a BA in biology from Fisk University, Nashville, TN. He is the Chair of the Audit Committee and is a member of the Corporate Governance & Nominating Committee.

Mr. Johnson will be resigning from the Board effective on the date of the Annual Meeting.

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Commitment to Corporate Governance

Board of Directors

Our Board of Directors represents the best interests of our stockholders by overseeing the business and affairs of the Company. Members of the Board participate in quarterly Board and Committee meetings, engage with senior management of the Company, review, provide input, approve the Company’s strategic plan and principal issues, and discuss feedback from stockholders and other stakeholders.

Under the Company’s current Amended and Restated Articles of Incorporation, directors hold office for a term ending on the date of the third annual stockholders’ meeting following the Annual Meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. Our Bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors. Our Board of Directors currently consists of four (4) members with no vacancies. Following the meeting, the Board will consist of four (4) members with no vacancies, assuming the election of the director nominees.

Independent Directors

Our Board of Directors has determined that David Keys, Anthony Johnson, Lucille S. Salhany, and Andrew Arno are “independent” as defined by applicable Nasdaq Stock Market listing standards. Each director serving on the Audit Committee and the Compensation Committee of our Board also meets the more stringent independence requirements established by SEC and Nasdaq rules applicable to audit and compensation committees. Our Board has determined that no director or nominee has a relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. There are no family relationships among our directors, nominees, or executive officers. The Board annually reviews all business and other relationships of directors and determines whether directors meet these categorical independence tests.

Board Leadership Structure and the Role of the Board in Oversight of Risk Management

Our Board of Directors has not adopted a policy requiring that the roles of Chief Executive Officer and chairperson of the Board be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and chair position as determined by our Board to be in the best interest of our Company. In the circumstance where the responsibilities of the Chief Executive Officer and chair are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a Lead Independent Director from among the independent directors to preside at the meetings of non-employee director executive sessions.

Currently, Lawrence D. Firestone serves as Board Chair and Chief Executive Officer, and Andrew Arno serves as the Lead Independent Director. Our Board reviews our leadership structure annually and retains the authority to modify this structure to best address our Company’s unique circumstances as and when appropriate.

Our Board is actively involved in oversight of risks that could affect the Company. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our Audit Committee, including risks relating to execution of our growth strategy, with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing our Company with respect to compensation. Our Board receives reports by each committee chair regarding the applicable committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

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Stockholder Communications with the Board

Stockholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member care of the Corporate Secretary, 22nd Century Group, Inc. The envelope or subject line should indicate that it contains a stockholder communication.

Meetings of Board of Directors

Our Board held 12 meetings throughout 2024. All directors attended at least 75% of meetings of the Board and Board committees on which they served in 2024.

We do not have a formal policy requiring directors to attend Annual Meetings of stockholders. However, all of our continuing directors who were members of the Board at the time of our 2024 Annual Meeting attended the meeting virtually, and we anticipate that all continuing directors will attend the 2025 Annual Meeting.

Executive Sessions of Independent Directors

The independent directors hold regularly scheduled executive sessions of the Board and its committees no management directors or employees present. The independent directors met in executive session at most of the regularly scheduled Board and committee meetings held in 2024.

Corporate Governance Guidelines

Our Board has adopted a set of Corporate Governance Guidelines, which describe the Board’s responsibility for oversight of the business and affairs of the Company as well as guidelines for determining director independence and consideration of potential nominees to the Board. The Board, directly and through its Corporate Governance and Nominating Committee, regularly reviews developments in corporate governance and best practices and annually reviews its Corporate Governance Guidelines, committee charters, and other key governance documents, policies, and practices. Our Corporate Governance Guidelines provide:

●	Limits on Board Service. We do not allow “over-boarding,” or a director serving on an excessive number of public company boards. Excessive board commitments can lead to a director being unable to appropriately fulfill his or her duties to the Company and its stockholders. Our Corporate Governance Guidelines have long limited our directors to no more than two (2) other public company boards.

●	Board Self-Assessment and Evaluation. We conduct an annual self-evaluation and assessment of our individual Board performance to help ensure that the Board and its committees function effectively and in the best interest of our stockholders. This process promotes governance in accordance with current best practices and helps set expectations about the relationship and interaction of and between the Board and management.

Standing Committees

Our Board of Directors currently has three (3) standing committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Corporate Governance and Nominating Committee. Members of these committees are elected annually by the Board. The charters of each committee are each available on the investor relations section of our website at www.xxiicentury.com.

The Audit Committee oversees the Company’s financial reporting process and system of internal accounting controls, as well as appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. The Audit Committee also assists the Board in monitoring compliance with legal and regulatory requirements and oversees the Company’s policies with respect to risk assessment and management, including but not limited to cybersecurity risks.

The Audit Committee is comprised solely of non−employee directors who satisfy current Nasdaq standards with respect to independence, financial expertise and experience. The Audit Committee is comprised of Mr. Johnson, Ms. Salhany and Mr. Arno as Chair. Our Board of Directors has determined that Mr. Arno and Mr. Keys both meet the SEC’s definition of “audit committee financial expert,” and that all members of the Audit Committee meet the financial literacy requirements of the Nasdaq Stock Market. No members of the Audit Committee serve on the audit committees of more than three public companies. The Audit Committee held five meetings during 2024. To ensure independence, the Audit Committee also meets separately with our independent public accountants apart from meetings with members of management. Following the 2025 Annual Meeting, the Audit Committee will consist of Mr. Arno, Ms. Salhany and Mr. Keys as Chair.

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The Compensation Committee is comprised solely of directors who meet the current Nasdaq requirements for independence. The Compensation Committee is comprised of Mr. Arno, Mr. Johnson and Ms. Salhany, as Chair. The Compensation Committee establishes and regularly reviews our compensation and benefits philosophy and program in a manner consistent with corporate financial goals and objectives. The Compensation Committee also approves compensation arrangements for senior management, including annual incentive and long-term compensation; administers grants under our equity incentive plans; annually evaluates the performance of our Chief Executive Officer; and reviews leadership development and succession planning. The Compensation Committee held two meetings in 2024. Following the 2025 Annual Meeting, the Compensation Committee will consist of Mr. Arno, Mr. Keys and Ms. Salhany as Chair.

The Corporate Governance and Nominating Committee is comprised solely of independent directors and is comprised of Ms. Salhany, Mr. Arno and Mr. Johnson, as Chair. The Corporate Governance and Nominating Committee develops and recommends to the Board corporate governance guidelines applicable to the Company; identifies, evaluates and recommends candidates for election to the Board; leads the Board in its annual review of the Board’s performance; and recommends Board members to serve on each committee of the Board. The Corporate Governance and Nominating Committee held three meetings in 2024. Following the 2025 Annual Meeting, the Corporate Governance and Nominating Committee will consist of Mr. Keys, Ms. Salhany Mr. Arno as Chair.

The guidelines and procedures for identifying and evaluating nominees for election to the Board are set forth in the charter of the Corporate Governance and Nominating Committee. In general, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long−term interests of the Company and its stockholders. Candidates must also be willing and able to devote the necessary time for Board service. The Corporate Governance and Nominating Committee also considers diversity in terms of gender, ethnicity, age, and other attributes that could contribute to Board effectiveness, and assesses diversity in the course of the Committee’s annual evaluation of Board structure and composition. The Corporate Governance and Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others, and will consider candidates recommended by stockholders for consideration as director nominees. Nominations of persons for election to the Board at the Annual Meeting may be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

Code of Business Conduct and Corporate Ethics

Our Board of Directors has long maintained a Code of Ethics that applies to all our directors, officers, and employees. A copy of our Code of Ethics is available on our website at http://www.xxiicentury.com.

Insider Trading Policy

Our directors, executive officers, and employees are required to comply with the 22nd Century Group, Inc. Insider Trading Policy and may not engage in any transaction (such as short-selling) to hedge against the potential decline in value of any of our securities. Our Insider Trading policy also clearly sets forth the prohibition on trading based on material non-public information.

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Compensation of Directors

Elements of 2024 Non-Employee Director Compensation

Non-employee directors are compensated for their service on our Board as shown below. Directors who are employees of the Company receive no additional compensation for serving as directors. The Compensation Committee periodically reviews the compensation of our non-employee directors and considers market practices.

Given the performance of the Company and the resulting cash constraints during financial restructuring executed throughout 2024, the Board approved a reduced cash and no equity-based compensation for non-employee directors in 2024. For fiscal 2025, compensation will consist of cash and equity-based awards, as set forth below:

2025 Director Compensation (non-employee)
Annual cash retainer:	$20,000
Chair of the Board or Lead Independent Director	$20,000
Chair of Audit Committee	$10,000
Chair of Compensation or Corporate Governance & Nominating Committee	$5,000
Member of a Board Committee	$5,000
Annual equity award value:
Chair of the Board or Lead Independent Director	$60,000
Member of a Board Committee	$35,000

Non-employee director equity-based awards will vest annually, and consist of a mix weighted as 75% non-qualifying stock options (NQSO’s) and 25% restricted stock units (RSU’s).

NON-EMPLOYEE DIRECTOR COMPENSATION FOR 2024

Name	Fees earned or paid in cash(1)	Option Awards	Restricted Stock Unit Awards(	All Other Compensation	Total
Andrew Arno	$30,000	$—	$—	$—	$30,000
Lucille S. Salhany	$17,500	$—	$—	$—	$17,500
Anthony Johnson	$17,500	$—	$—	$—	$17,500

(1)	All amounts reflected as fees earned or paid in cash exclude the cash portion waived.

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COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other executive officers who were serving as executive officers of the Company on December 31, 2024. These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this report as our “named executive officers.”

Executive Summary and Overview of 2024 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers and clients in a competitive environment and deliver value to stockholders. To achieve these goals, it is critical that we are able to attract, motivate, and retain highly talented individuals at all levels of the organization that are committed to our values and objectives.

We strive to provide compensation that is (a) linked to stockholder value creation, (b) reflective of the overall performance of the Company and each individual executive, and (c) considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same principles that guide us in establishing all of the Company’s compensation programs:

●	Compensation fosters the long−term focus required for the Company’s success. In general, the compensation of Company executives includes longer−term incentives because they are in a greater position to influence longer−term results.

●	Compensation reflects the level of job responsibility, individual performance, and Company performance. As employees progress to higher levels in the organization, an increasing proportion of their pay should be linked to Company performance and stockholder returns because those employees are more able to affect the Company’s results.

●	Compensation reflects the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers who compete with us for talent.

●	While compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies and marketplace considerations, the overall structure of the compensation and benefit programs should be broadly similar and equitable across the organization.

Overview of Executive Compensation

The Compensation Committee

Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, and considering the outcome of the advisory votes of stockholders on executive compensation.

To ensure alignment of compensation programs with the Company’s needs and goals, the Compensation Committee is informed by and responsive to the overall mission and strategies of the Company as determined by the full Board of Directors. As the strategic focus of the Company evolves, as for example toward commercialization of its products and profitability, the Compensation Committee has and will continue to adapt the Company’s compensation programs to meet these evolving needs.

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The Compensation Committee also evaluates risks and rewards associated with the Company’s overall compensation philosophy and structure. To the extent our compensation programs provide for incentive−based compensation, the Compensation Committee evaluates whether these programs are designed to pay for performance, and thus encourage only appropriate risk−taking. These programs are also subject to oversight of the Compensation Committee and various functional departments of the Company to ensure that our employees, including our executive officers, are not encouraged to take excessive or unnecessary risks in managing our business.

Role of Executive Officers in Compensation Discussions

The Compensation Committee meets with our Chief Executive Officer in order to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. Management discusses with the Compensation Committee the practices that have been put in place to identify and mitigate, as necessary, potential risks. The Chief Executive Officer annually reviews the performance of each executive officer, other than himself. The Chief Executive Officer’s performance is reviewed annually by the Compensation Committee.

With support from market compensation data, performance reviews and other information, management makes recommendations to the Compensation Committee on the base salaries, bonus targets and equity compensation for the executive officers and other employees. The Compensation Committee takes management’s recommendations into consideration, but is not bound by management’s recommendations with respect to executive compensation.

While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non−independent directors. The Compensation Committee annually reviews and recommends for approval to the full Board all elements of compensation of the Chief Executive Officer, and reviews, counsels, and makes recommendations regarding the compensation elements of other senior executives. The Compensation Committee also approves equity awards to all employees and directors of the Company.

Elements of Executive Compensation

For 2024, the principal components of compensation for named executive officers were: (1) Base Salary, (2) Performance−Based Incentive Compensation, (3) Long−Term Equity Incentive Compensation, (4) Personal Benefits, and (5) Other Compensation. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, each executive officer’s experience level and historical performance, compensation paid by companies comparable in size, data obtained from management’s recruitment activities, historical rates of executive compensation, Company revenues and financial outlook, and alignment with the Company’s overall compensation philosophy.

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries are also set with the goal of rewarding executive officers on a day−to−day basis for their time and services while encouraging them to strive for performance−based and long−term incentives.

The table below shows the base salary established by the Compensation Committee for each of our named executive officers for 2024 and 2025, and the percentage change compared to the prior fiscal year. Salary adjustments typically do not coincide with the beginning of the fiscal year, so the amounts shown below may differ from those shown in the 2024 Summary Compensation Table.

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Name	2024 Base Salary	Percent Change vs. 2023 Base Salary	2025 Base Salary	Percent Change vs. 2024 Base Salary
Lawrence D. Firestone (1) Chief Executive Officer	$425,000	0%	$425,000	0%
Daniel A. Otto (2) Chief Financial Officer	$315,000	31%	$315,000	0%
Jonathan Staffeldt (2) General Counsel	$315,000	29%	$315,000	0%
Robert Manfredonia (3) Executive Vice President Sales and Marketing	$275,000	N/A	$275,000	0%
Scott Marion (4) Vice President Manufacturing Operations	$275,000	31%	$275,000	0%

(1)	Mr. Firestone was appointed as Chief Executive Officer on December 1, 2023.

(2)	Mr. Otto and Mr. Staffeldt were appointed to their respective positions during April 2024.

(3)	Mr. Manfredonia was hired in August 2024.

(4)	Mr. Marion was promoted to his position July 2024.

Performance−Based Incentive Compensation

Historically, the Compensation Committee has considered and in some cases established incentive bonus plans for other executive officers that align pay with performance. Because the Company has not in the Committee’s judgment achieved sufficient levels of revenues or profits, the Committee did not approve performance-based incentive compensation awards for named executive officers in 2024.

During 2024, the Compensation Committee developed a new performance-based incentive compensation plan for our executive officers, initiating for fiscal 2025. The performance-based incentive compensation program will consist of (i) annual performance-based cash bonus opportunity and (ii) long-term equity incentive compensation consisting of equity awards.

Performance-Based Cash Bonus Opportunity

The Compensation Committee has developed a performance-based annual cash bonus plan. Cash bonus amounts awarded will be determined based on (i) a percentage of each executive position’s base pay, (ii) Company performance, (iii) individual performance. Weighting of Company performance will be 80% and individual performance will be 20%.

The cash bonus pool will be based on achievement of key financial metrics for the fiscal year, funded as 25% of Adjusted EBITDA greater than $2.0 million, and up to 150% of target. Individual performance will be tied to the achievement of quarterly initiatives, which will be at least 5 measurable objectives defined for that position that are strategic for the Company in achieving its goals.

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For fiscal 2025, the Compensation Committee set target bonus levels as follows:

Name	Target Bonus % of Base Salary	Target Cash Bonus
Lawrence D. Firestone Chief Executive Officer	100%	$425,000
Daniel A. Otto Chief Financial Officer	75%	$236,250
Jonathan Staffeldt General Counsel	75%	$236,250
Robert Manfredonia Executive Vice President Sales and Marketing	75%	$206,250
Scott Marion Vice President Manufacturing Operations	75%	$206,250

Long-Term Equity Incentive Program Compensation

Our 2021 Omnibus Incentive Plan, as amended and restated, authorizes the Company to grant various types of equity awards, including stock options and restricted stock units, as incentives for management to increase stockholder value. Equity awards are granted to executive officers as long−term incentives in order to align executives’ performance with the interests of the Company’s stockholders. In addition, the multi-year nature of the vesting periods of such awards encourages executive retention.

Our Compensation Committee has authority to determine eligible participants, the types of awards, and the terms and conditions of awards. Upon review of the Company’s financial performance for 2024, the Committee determined to forego issuance of long-term equity incentive awards for 2024.

For 2025, the Compensation Committee has developed a new long-term equity incentive program, whereby equity awards will be aligned to the prior fiscal years achieved cash bonus, with initial grants for fiscal 2025 being set as equal to the target cash bonus amounts. Equity awards will be split as 75% non-qualifying stock options (NQSO’s) and 25% restricted stock units (RSU’s), and the number of shares to award will be determined by taking the target cash bonus as the numerator divided by the 30-day average of closing stock price prior to grant as the denominator. All equity awards will vest in equal annual installments over a three-year period.

For fiscal 2025, the table below summarized the number of NQSO’s and RSU’s granted to our executives, based on a 30-day average closing stock price of $3.54 and grant date price of $2.01.

Name	NQSO’s (#)	RSU’s (#)
Lawrence D. Firestone Chief Executive Officer	90,043	30,014
Daniel A. Otto Chief Financial Officer	50,054	16,684
Jonathan Staffeldt General Counsel	50,054	16,684
Robert Manfredonia Executive Vice President Sales and Marketing	43,698	14,565
Scott Marion Vice President Manufacturing Operations	43,698	14,565

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Retirement and other benefits

As employees, the executives were eligible to participate in health and welfare benefits, as offered to our general workforce, designed to attract and retain a skilled workforce in a competitive marketplace. These benefits help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. We do not maintain any pension or non-qualified deferred compensation plans, but we do sponsor a 401(k)-plan pursuant to which we make a safe harbor non-elective contribution of 3% of the employee’s annual compensation, subject to certain wage maximums, to provide employees with the opportunity to save for retirement on a tax deferred basis. These benefits were considered in relation to total compensation packages, but did not materially impact decisions regarding other elements of executive officer compensation.

Policy on Hedging Transactions

We prohibit our officers and directors from engaging in hedging transactions or arrangements designed to lock in the value of their company securities. This prevents our officers and directors from continuing to own company securities without having the full risks and rewards of ownership.

Recoupment/Clawback Policies

The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under GAAP and SEC rules. We acknowledge the SEC’s new Rule 10D-1 regarding clawback policies and NASDAQ’s Listing Rule 5608(a) that went into effect on December 1, 2023. In anticipation of Listing Rule 5608(a), on June 22, 2023 the Board voted to adopt the 22nd Century Group, Inc. Compensation Recovery Policy in full compliance with Listing Rule 5608(a).

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of the Compensation Committee had a relationship with us that required disclosure under Item 404 of Regulation S-K. During the past fiscal year, none of our executive officers served as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, for any entity that has one (1) or more executive officers who served as members of our Board of Directors or our Compensation Committee. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Compensation Committee Report

For the year ended December 31, 2024, the Compensation Committee reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management and Board of Directors. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the members of the Compensation Committee

Lucille S. Salhany, Chair

Andrew Arno

Anthony Johnson

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR 2024

The following table summarizes the compensation of our NEOs for 2024. The amounts reported for stock awards may not represent the amounts that the NEOs will actually realize from the awards. Whether, and to what extent, a named executive officer realizes value will depend on our performance, stock price and continued employment.

Name and Principal Position	Year	Salary	Bonus (1)	Option Awards	Non-Equity Incentive Compensation	All Other Compensation (2)	Total
Lawrence D. Firestone	2024	$411,219	$—	$—	$—	$15,460	$426,679
Chief Executive Officer	2023	$32,692	$—	$—	$—	$—	$32,692
Daniel A. Otto	2024	$279,412	$60,000	$—	$—	$30,570	$369,982
Chief Financial Officer
Jonathan Staffeldt	2024	$294,048	$62,500	$—	$—	$17,393	$373,941
General Counsel
Robert Manfredonia	2024	$104,007	$—	$—	$—	$5,035	$109,042
EVP Sales and Marketing
Scott Marion	2024	$237,429	$—	$—	$—	$29,155	$266,584
VP Manufacturing Operations

(1)	Bonus amounts relate to amounts paid under retention agreements executed during July 2023 with the respective individuals that were terminated in April 2024.

(2)	All Other Compensation consists of the following:

			Employer
			Contributions
			to Company	All Other
		Fringe	401(k)	Compensation
Name	Year	Benefits *	Plan	Total
Lawrence D. Firestone	2024	$8,104	$7,356	$15,460
Daniel A. Otto	2024	$21,812	$8,758	$30,570
Jonathan Staffeldt	2024	$8,589	$8,804	$17,393
Robert Manfredonia	2024	$5,035	$—	$5,035
Scott Marion	2024	$21,955	$7,200	$29,155

*	Includes Company paid premiums for health insurance, dental insurance, group-term life insurance, and long-term disability insurance.

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Grants of Plan-Based Awards

GRANTS OF PLAN BASED AWARDS DURING 2024

As described above in the Compensation Discussion and Analysis, we did not grant equity awards during fiscal 2024 to our NEOs.

Outstanding Equity Awards

The Compensation Committee of the Board of Directors canceled all outstanding restricted stock unit awards held by our NEO’s as of December 31, 2024.

Option Exercises and Stock Vested in 2024

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)(1)
Lawrence D. Firestone	—	$—	—	$—
Daniel A. Otto	—	$—	18	$309
Jonathan Staffeldt	—	$—	7	$116
Robert Manfredonia	—	$—	—	$—
Scott Marion	—	$—	—	$—

(1)	The value realized on vesting is based on the closing stock price of the Company’s common stock on the date of vesting or date of exercise. The amount does not reflect the actual amount that may be realized. Based on timing of vesting, amounts are prior to reverse stock split of 1 for 135 on December 17, 2024.

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Pay versus Performance

The following table shows the past two (2) fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total stockholder return (TSR), and our net income (loss).

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2024 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards. For purposes of the disclosure below, no pension valuation adjustments were required.

															Value of Initial
	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)						Compensation Actually Paid to PEO(2)						Average Summary Compensation Table Total for Non-PEO	Average Compensation Actually Paid to Non-PEO	Fixed $100 Investment Based on Total Stockholder	Net Income (Loss)
Year	James A. Mish		John J. Miller		Lawrence D. Firestone		James A. Mish		John J. Miller		Lawrence D. Firestone		NEOs(1)	NEOs(3)	Return(4)	($000’s)(5)
2024	$	N/A	$	N/A		$426,678	$	N/A	$	N/A		$426,678	$234,702	$(334,676)	$0.01	$(15,164)
2023		$706,778		$221,468		$32,692		$(529,515)		$25,450		$32,692	$707,165	$425,756	$0.56	$(140,775)
2022		$4,011,094	$	N/A	$	N/A		$1,495,978	$	N/A	$	N/A	$888,087	$411,232	$42	$(59,801)
2021		$2,534,464	$	N/A	$	N/A		$2,829,984	$	N/A	$	N/A	$1,301,446	$1,492,488	$140	$(32,609)

(2)	During 2024, Lawrence D. Firestone was our PEO and our non-PEO NEOs were R. Hugh Kinsman, John J. Miller, Daniel A. Otto, Jonathan Staffeldt, Robert Manfredonia and Scott Marion. From January 2022 through July 2023, James A. Mish was our PEO and our non-PEO NEOs for 2023 were R. Hugh Kinsman, John J. Miller, and Peter Ferola. Additionally, from July 2023 through November 2023, John J. Miller served as interim chief executive officer and PEO. For the period December 1, 2023 through December 31, 2023, our PEO was Lawrence D. Firestone. Our non-PEO NEO’s for 2022 were John Franzino, Michael J. Zercher, R. Hugh Kinsman, John J. Miller and Richard Fitzgerald. The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	PEO	Less: Total Equity Compensation	Plus: Value Of Awards Granted During Current Year	Plus (Less): Year over Year Change in Fair Value Of Unvested Awards	Plus (Less): Vesting Date Value Of Awards that Vested During Current Year	Less: Value of Awards Forfeited During Current Year	Total Adjustments
2024	Lawrence D. Firestone	$—	$—	$—	$—	$—	$—
2023	James A. Mish	$(357,904)	$—	$—	$(37,677)	$(840,712)	$(1,236,293)
2023	John. J. Miller	$—	$—	$(191,179)	$(4,839)	$—	$(196,019)
2023	Lawrence D. Firestone	$—	$—	$—	$—	$—	$—
2022	James A. Mish	$(3,025,989)	$1,272,573	$(650,700)	$(111,000)	$—	$(2,515,116)
2021	James A. Mish	$(1,440,000)	$1,390,500	$—	$345,000	$—	$295,500

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(3)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for our non-PEO NEO’s:

Year	Less: Total Equity Compensation	Plus: Value Of Awards Granted During Current Year	Plus (Less): Year over Year Change in Fair Value Of Unvested Awards	Plus (Less): Vesting Date Value Of Awards that Vested During Current Year	Plus: Value of Award Granted and Vested During Current Year	Total Adjustments
2024	$—	$—	$—	$—	$(567,378)	$(569,378)
2023	$(161,568)	$1,140	$(117,994)	$(2,987)	$—	$(281,409)
2022	$(396,380)	$160,417	$(52,056)	$(227,908)	$39,072	$(476,855)
2021	$(736,317)	$648,900	$159,275	$119,184	$—	$191,042

(4)	Total Stockholder Return illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in XXII common stock on January 1, 2021.

(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financial statements and primary focus on research and development for utilizing plant technologies to improve health and wellness with reduced nicotine tobacco, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. From 2022 to 2024, our net loss increased and the Compensation Actually Paid to our PEO and Non-PEO NEOs decreased between those years.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021 to 2024. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our stockholders to maximize long-term value and encourages long-term employment.

Employment Agreements with Named Executive Officers

Currently, we do not have any employment agreements with our executive officers.

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PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We design our executive officer compensation programs with the intent to attract, motivate, and retain industry-leading executives capable of achieving our key strategic goals. Our compensation programs are designed to be competitive with comparable employers and to align the interests of management with those of our stockholders by creating incentives for the achievement of specific corporate objectives and long-term value creation. We encourage you to closely review our “Compensation Discussion and Analysis” and “Executive Compensation” sections above for more information.

In accordance with SEC rules, you are being asked to approve an advisory resolution on the compensation of our named executive officers. This proposal, commonly known as a “say on pay” proposal, gives you the opportunity to endorse or not endorse our fiscal year 2024 compensation program and policies for our named executive officers. Although this vote is advisory and not binding on the Company, our Board and Compensation Committee will review and consider voting results in making future decisions about executive compensation programs.

RESOLVED:	That the stockholders of 22nd Century Group, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

Our Board recommends a vote “FOR” approval, on an advisory basis, the 2024 compensation of the Company’s named executive officers as described in this proxy statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

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PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON

EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal No. 2 above should occur every year, every two years or every three years.

After careful consideration, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, stockholders should note that the advisory vote on executive compensation occurs well after the compensation year. Since the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. We nevertheless believe that an annual advisory vote on executive compensation is consistent with our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although non-binding, the Board will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Our Board recommends that our stockholders vote for “One Year” on the frequency of future advisory votes on executive compensation

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PROPOSAL NO. 4

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK FROM TWO HUNDRED FIFTY MILLION (250,000,000) TO FIVE HUNDRED MILLION (500,000,000)

General

Under our Articles of Incorporation as amended (our “Articles of Incorporation”), the total number of shares of all classes of capital stock that we are authorized to issue is two hundred sixty million (260,000,000), consisting of (i) two hundred fifty million (250,000,000) designated as common stock, $0.00001 par value per share, and (ii) ten million (10,000,000) designated as preferred stock, $0.00001 par value per share. Our Board of Directors has determined that it is advisable to increase (i) the authorized number of shares from two hundred sixty million (260,000,000) to five hundred ten million (510,000,000) and (2) the authorized number of shares of common stock from two hundred fifty million (250,000,000) to five hundred million (500,000,000) and recommends that our stockholders approve an amendment to our Articles of Incorporation to effect the proposed increases. The amendment to the Articles of Incorporation that you are being asked to approve pursuant to this Proposal No. 4 will be substantially in the form of Appendix A attached to this Proxy Statement.

Purpose of the Increase in Authorized Shares

As of June 1, 2025, we had two hundred fifty million (250,000,000) shares of common stock authorized, of which 11,507,622 shares were issued and outstanding (including 3,901,815 shares held in abeyance). Of the remaining 238,492,378 authorized shares, 70,787,551 shares are reserved for issuance upon the exercise of issued and outstanding warrants, 627,514 shares are reserved for issuance under the convertible senior secured credit facility, 478,777 shares are reserved for issuance upon the exercise of issued and outstanding equity option awards, 159,583 shares are reserved for unvested restricted stock units and 4,694,636 shares are reserved for future issuance under our stock incentive plan (increasing to 9,694,636 shares if Proposal No. 4 is approved). Accordingly, based on the foregoing, as of June 1, 2025, there are only approximately 161,744,317 shares of our authorized common stock unreserved and available for future issuance.

Our Board believes it is in the best interest of our Company to increase the number of authorized shares of our common stock to give us greater flexibility in considering and planning for future potential business needs, including to raise additional capital in connection with future equity financings, future opportunities for expanding the business through investments or acquisitions, management incentive and employee benefit plans and for other general corporate purposes. We do not currently have any definitive agreements or arrangements to issue any of the proposed additional authorized shares of common stock that will become available for issuance if this proposal is approved and the proposed amendment is effected. Having the additional authorized shares available will also help to provide appropriate equity incentives to assist in the recruitment and retention of employees.

We have not proposed the increase in the number of authorized shares of common stock with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company that our Board does not support, but we could use the additional shares for such purpose.

Rights of Additional Authorized Shares

The proposed amendment to our Articles of Incorporation would not have any effect on the par value per share of our common stock. Our common stock is a single class, with equal voting, distribution, liquidation and other rights. The additional common stock to be authorized by the proposed amendment would have rights identical to our currently outstanding common stock. Should our Board issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of common stock solely by virtue of their ownership of shares of our common stock, and their percentage ownership of our then outstanding common stock could be reduced. The issuance of additional shares of common stock would have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

Potential Adverse Effects

We have not proposed the increase in the number of authorized shares of common stock with the purpose or intention of using the additional authorized shares for anti-takeover purposes, such as to oppose a hostile takeover attempt or to delay or prevent a change in control of the Company that our Board does not support, but we could use the additional shares for such purpose. The proposed amendment, if effected, will increase the number of authorized but unissued shares of our common stock, and, subject to compliance with law and the listing rules of the Nasdaq Stock Market, our Board could issue, without further stockholder approval, the additional shares available as a result of such increase in one or more transactions that could make it more difficult for a party to effect a takeover or change in control of the Company that our Board does not support.

Risks of Not Approving This Proposal

If the stockholders do not approve this proposal, our ability to pursue opportunities in which shares of our common stock could be issued that our Board may determine would otherwise be in the best interest of the Company and our stockholders, including financing and strategic transaction opportunities and employee recruitment and retention purposes, as described above under the header, “Purpose of the Increase in Authorized Shares” would be negatively impacted.

Our Board of Directors recommends that the stockholders vote “FOR” the proposal to increase the number of authorized shares of our common stock.

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PROPOSAL NO. 5

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 22ND CENTURY GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN

Our Board is seeking stockholder approval of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated (the “Plan”). We are amending and restating the Plan primarily to increase the number of shares of our common stock available for issuance under the Plan by 5,000,000 shares to continue to meet our compensation goals for current and future years. The amendment and restatement of the Plan is contingent on stockholder approval.

We use equity compensation as a key tool for attracting, motivating, and retaining talented individuals (not just senior executives). The Amended 2021 Omnibus Incentive Plan will allow us to utilize equity incentives in order to secure and retain the services of qualified personnel, especially as we grow, and in light of the highly competitive market for employee talent in which we operate, and to provide long-term incentives for alignment with the interests of our stockholders.

If the Plan as amended and restated is approved by our stockholders, it will continue to allow for the granting of equity and cash incentive awards to eligible individuals and will authorize the issuance of up to a total of 5,000,000 additional shares of our common stock pursuant to awards under the Plan. Awards under the Plan are intended to support the creation of long-term value and business returns for our stockholders. We believe that the Plan strikes an appropriate balance between rewarding performance and limiting stockholder dilution, while providing our Company with the flexibility to meet changing compensation needs. If the Plan as amended and restated is not approved by our stockholders, then the Plan as in effect prior to its amendment and restatement will remain in full force and effect.

Updated Share Information, Authorized Shares and Stock Price

As of June 1, 2025, there remained a total of 4,694,636 shares of common stock available under the Plan, before any increase in available shares takes effect. As of June 1, 2025, there were outstanding awards under the Plan relating to 638,360 shares, consisting of one (1) option to purchase 478,777 shares with a weighted average exercise price of $2.01 and an average remaining term of 10 years, and two (2) restricted stock or restricted stock unit awards relating to 159,583 shares.

Our amended and restated certificate of incorporation authorizes the issuance of 250,000,0001 shares of common stock. There were 11,507,622 shares of common stock issued and outstanding (including 3,901,815 shares held in abeyance), as of June 2, 2025 and the market value of a share of common stock as of that date was $0.758.

To determine the number of shares of common stock to be authorized under the Plan, our Board considered the number of shares remaining available under the Plan, the needs of our Company for shares, based on the current and expected future equity grant mix, and the potential dilution that awarding the requested shares may cause to existing stockholders.

Taking into consideration the factors described above, our Board determined that 5,000,000 additional shares should be authorized under the Plan. We estimate that the additional 5,000,000 shares that will be reserved for issuance under the Plan if the Plan is approved could result in a significant potential dilution to our existing stockholders, based on the 11,507,622 shares of common stock issued and outstanding (including 3,901,815 shares held in abeyance) as of June 1, 2025.

Because this proposal to approve the Plan does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix B and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

1 There will be 500,000,000 shares of common stock authorized if Proposal 4 is approved.

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Purpose and Effective Date

The two complementary purposes of the Plan are (1) to attract, retain, focus and motivate our executives and other selected employees, directors, consultants and advisors; and (2) to increase stockholder value. Our Board amended and restated the Plan on May 22, 2025, contingent on approval by the Company’s stockholders. The Plan as amended and restated will become effective upon receiving stockholder approval at the 2024 Annual Meeting.

Administration and Eligibility

The Compensation Committee of our Board, or any successor committee with similar authority that the Board may appoint, which in either case consists of not less than two members of the Board who meet the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (either referred to as the “Committee”) will administer the Plan and all awards (the “Administrator”). The Plan authorizes the Committee to interpret the provisions of the Plan and awards; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion. The Board may also administer the Plan to the extent it retains authority and responsibility as administrator of the Plan.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Compensation Committee may delegate to one or more of our officers, any or all of their respective authority and responsibility as an administrator of the Plan. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

The Administrator may designate any of the following as a participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of our Company or its affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; or any director, including a non-employee director. Currently the persons eligible to participate in the Plan consist of approximately 60 employees and 6 non-employee directors.

Types of Awards

The Plan permits the grant of stock options (including incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards. These award types are described in further detail below.

Stock Subject to the Plan and Award Limits

Prior to the currently proposed amendment and restatement, the Plan provided that 4,694,636 shares of our common stock were reserved for issuance under the Plan. Other award types authorized by the Plan include nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual cash incentives, long-term cash incentives, dividend equivalent units and other types of stock-based awards.

The Plan as amended and restated provides that an aggregate of 5,000,000 shares of our common stock will be reserved for issuance under the Plan, and that we may issue an aggregate of 5,000,000 shares upon the exercise of incentive stock options.

The number of shares reserved under the Plan will be depleted by the maximum number of shares, if any, that may be issuable under an award at the time of grant. In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be re-credited to the reserve.

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The Plan also provides that any shares subject to awards granted under the 2014 Omnibus Incentive Plan (the “Prior Plan”) that would be re-credited to the Prior Plan’s reserve if the Prior Plan was still in effect (but applying the provisions concerning share recycling of the Plan and the Prior Plan’s limits on re-crediting), then those shares will be available for the purpose of granting awards under the Plan, thereby increasing the reserve.

Subject to the Plan’s adjustment provisions, the maximum number of shares that may be subject to awards granted during any fiscal year to any non-employee director shall not exceed that number of shares that equates to a grant date fair value of, when added to any cash compensation received by such non-employee director, $600,000 (the “Director Limit”). However, the Board of Directors may make exceptions to these limits in extraordinary circumstances as the Board may determine in its discretion, so long as the non-employee director receive such additional compensation may not participation in the decision to award such compensation.

Options

The Administrator will generally determine all terms and conditions of each option. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the exercise price may not be less than the fair market value of the shares subject to the option as determined on the date of grant (other than in the case of an option that is not an incentive stock option and that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)) and the option must terminate no later than ten years after the date of grant. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of options may be made (1) by delivery of cash or other of our shares or other securities having a then fair market value equal to the purchase price of such shares; (2) by delivery to us or our designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to us to pay for the exercise price; (3) by surrendering the right to receive shares otherwise deliverable to the participant upon exercise of the award having a fair market value at the time of exercise equal to the total exercise price; or (4) by any combination of (1), (2) and/or (3). Except to the extent otherwise set forth in an award agreement, a participant will have no rights as a holder of our common stock as a result of the grant of an option until the option is exercised, the exercise price and applicable withholding taxes are paid and the shares subject to the option are issued thereunder.

Stock Appreciation Rights

The Administrator will generally determine all terms and conditions of each stock appreciation right. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of our common stock during a specified period of time. However, the grant date may not be any day prior to the date that the Administrator approves the grant, the grant price may not be less than the fair market value of the shares subject to the stock appreciation right as determined on the date of grant (unless the stock appreciation right complies with Code Section 409A) and the stock appreciation right must terminate no later than ten years after the date of grant.

Performance and Stock Awards

The Administrator will generally determine all terms and conditions of each award of shares, restricted stock, restricted stock units, performance shares or performance units. Restricted stock means shares of our common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of our common stock. Performance share means the right to receive shares of our common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of our common stock, to the extent performance goals are achieved. The terms and conditions that the Administrator will determine include the length of the vesting and/or performance period.

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Incentive Awards

The Administrator has the authority to grant annual and long-term incentive awards. An incentive award is the right to receive a cash payment to the extent performance goals are achieved. The Administrator will determine all of the terms and conditions of each incentive award, including the performance goals, the performance period, the potential amount payable and the timing of payment, provided that the Administrator must require that payment of all or any portion of the amount subject to the award is contingent on the achievement of one or more performance goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the goals are deemed achieved upon a participant’s death, disability or retirement, or such other circumstances as the Administrator may specify. For long-term incentive awards, the performance period must relate to a period of more than one fiscal year.

Dividend Equivalents and Dividends

In no event may dividends or dividend equivalent units be awarded with respect to options, stock appreciation rights or any other stock-based award that is not a grant of performance shares, performance units, restricted stock, restricted stock units or shares. For the avoidance of doubt, the Plan expressly prohibits the payment of dividends or dividend equivalent units on unvested awards for all equity award types.

If cash dividends are paid while shares of restricted stock are unvested, then such dividends will either, at the discretion of the Administrator, be (1) automatically reinvested as additional shares of restricted stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock, or (2) paid in cash at the same time and the same extent that the restricted stock vests. For clarity, in no event will dividends be distributed to a participant unless, until and to the same extent as the underlying shares of restricted stock vest. The Administrator may grant dividend equivalent units only in tandem with restricted stock units, performance shares or performance units. For clarity, in no event will a participant receive payment with respect to a dividend equivalent unit unless, until and to the same extent as the tandem award vests and is paid.

Other Stock-Based Awards

The Administrator may grant to participants other types of awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of our common stock, either alone or in addition to or in conjunction with other awards, and payable in shares or cash. Subject to the limits of the Plan, an award may include the issuance of shares of unrestricted common stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of performance goals or otherwise, or rights to acquire our common stock from us. The Administrator will generally determine all terms and conditions of the award, except that any award that provides for purchase rights must be priced at 100% of fair market value on the date of the award.

Minimum Vesting and Discretion to Accelerate

All awards granted under the Plan that may be settled in shares must have a minimum vesting period of one year from the date of grant, although that minimum vesting period will not apply to awards with respect to up to 5% of the total number of shares reserved under the Plan. For purposes of awards granted to non-employee directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting as long as the period of time is not less than 50 weeks. The Administrator may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability, retirement, or termination without cause, as provided in the Plan’s provisions concerning a change of control or upon any other event as determined by the Administrator in its sole and absolute discretion.

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Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes. Performance goals may, without limitation, relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; fair market value of shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; productivity measurements; revenue to budget compliance; net income to budget compliance; return on total awards reinvestment; net free cash flow; new sales; divisional profitability; customer satisfaction measurements; production quotas; project criteria or a combination of the foregoing.

As to each performance goal, unless otherwise determined by the Administrator at any time, the relevant measurement of performance will be computed in accordance with generally accepted accounting principles to the extent applicable. The Administrator may, at the time of establishing the performance goals, exclude the effects of (1) extraordinary, unusual and/or non-recurring items of gain or loss, (2) gains or losses on the disposition of a business, (3) changes in tax or accounting regulations or laws, or (4) the effect of a merger or acquisition. Performance goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The performance goals also may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other performance goals and provide for other exclusions or adjustments not listed in the Plan.

Effect of Termination of Employment or Service on Awards

The Administrator will have the discretion to determine, at the time an award is made to a participant or any time thereafter, the effect of the participant’s termination of employment or service with us or our affiliates on the award.

Transferability of Awards

Awards under the Plan generally will be nontransferable except (a) as otherwise determined by the Compensation Committee; (b) by will or the laws of descent and distribution; and (c) to the spouse, children, or grandchildren of a participant, or to trusts or partnerships for their benefit, under certain circumstances.

Adjustments

Under the terms of the Plan, if any of the following occurs:

●	We are involved in a merger or other transaction in which our common stock is changed or exchanged;
●	We subdivide or combine our common stock or declare a dividend payable in our common stock, other securities or other property;
●	We effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that our Board of Directors determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or
●	Any other event occurs, which, in the judgment of our Board of Directors or Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

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then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of our common stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Plan to violate Code Section 422(b).

Without limitation, if there is a reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a change of control (other than any such transaction in which we are the continuing corporation and in which the outstanding shares are not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute for each share then subject to an award and the shares subject to the Plan the number and kind of shares of stock, other securities, cash or other property to which holders of our common stock will be entitled in respect of each share pursuant to the transaction.

In the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the shares (including a reverse stock split), if no action is taken by the Administrator, the adjustments described above will automatically be made.

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

Change of Control

Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, in the event of a change of control, the successor or purchaser in the change of control transaction may assume an award or provide a substitute award with similar terms and conditions and preserving the same benefits as the award it is replacing. If the awards are not so assumed or replaced, then unless otherwise determined by the board of directors prior to the date of the change of control, immediately prior to the date of the change of control:

●	each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;
●	restricted stock, restricted stock units and share awards that are not vested will vest;
●	each holder of a performance share and/or performance unit that has been earned but not yet paid will receive cash equal to the value of the performance share and/or performance unit, and each performance share and/or performance unit for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the value of the performance shares and/or performance units that would have been earned if the performance goals (as measured at the time of the change of control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of such change of control, multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;
●	all incentive awards that are earned but not yet paid will be paid, and all incentive awards that are not yet earned will be cancelled in exchange for a cash payment equal to the amount that would have been due if the performance goals (measured at the time of the change of control) continued to be achieved through the end of the performance period at the higher of the then-current trend or target, multiplied by a percentage based on the portion of the performance period that has elapsed as of the date of the change of control;
●	all dividend equivalent units that are not vested will vest and be paid in cash; and
●	all other awards that are not vested will vest, and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

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The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following:

●	Any person (other than an employee benefit plan of our Company or of any subsidiary and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of our securities representing 35% or more of the combined voting power of our then outstanding securities;
●	We are merged or consolidated with any other corporation or other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 65% of the combined voting power of our voting securities or the voting securities of such surviving entity outstanding immediately after such merger or consolidation, or we engage in a merger or consolidation effected to implement a recapitalization of our Company (or similar transaction) in which no person acquires 35% or more of the combined voting power of our then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving our Company will not be considered a change of control if we are the surviving corporation and shares are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares outstanding immediately prior to such transaction own beneficially less than a majority of our outstanding voting securities immediately following the merger or consolidation;
●	We or any of our affiliates sell, assign or otherwise transfer assets in a transaction or series of related transactions, if the aggregate market value of the assets so transferred exceeds 35% of our consolidated book value, determined by us in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided, however, that such a transfer effected pursuant to a spin-off or split-up where our stockholders retain ownership of the transferred assets proportionate to their pro rata ownership interest in our Company will not be a change of control;
●	We dissolve and liquidate substantially all of our assets; or
●	At any time when the “continuing directors” cease to constitute a majority of our Board of Directors. For this purpose, a “continuing director” means the individuals who, at the effective date of the Plan, constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with us to effect a change of control transaction) whose appointment to the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds of the then-serving continuing directors.

If an award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “change of control” in the award agreement issued with respect to such award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant.

Termination and Amendment

The Plan will expire on the tenth anniversary of the most recent stockholder approval, subject to the Board’s right to terminate the Plan at any time. If approved, this proposal constitutes stockholder approval. In addition, the Board or the Administrator may amend the Plan at any time, except:

●	Our Board of Directors must approve any amendment to the Plan if we determine such approval is required by prior action of the Board, applicable corporate law or any other applicable law;

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●	Stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

Stockholders must approve any further amendment to the Plan that materially increases the number of shares of common stock reserved under the Plan, that would materially expand the group of individuals eligible to become participants or that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The Administrator generally may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person who may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The Administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the Plan or the modification of an award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which our common stock is then traded, to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any award for us, or to the extent the Administrator determines that the action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person(s) with an interest in the award.

The authority of the Administrator to terminate or modify the Plan or awards will extend beyond the termination date of the Plan. In addition, termination of the Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

Cancellation, Disgorgement and Recoupment of Awards

The Compensation Committee may cancel an award or require a participant to return to us any compensation received under an award in certain circumstances, such as if the participant is terminated for cause or breaches any restrictive covenants, such as a non-compete, with us. In addition, all awards will be subject to any recoupment or clawback policy that we adopt from time to time.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

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Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

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A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction it originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Incentive Awards

A participant who is paid an incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

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Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation, including compensation arising from awards under the Plan, paid to covered employees to $1,000,000 per person per year. The covered employees for any fiscal year generally include any employee (i) who served as our chief executive officer or chief financial officer at any point during the fiscal year, (ii) whose compensation was otherwise required to be included in our proxy statement by reason of being among our three highest compensated officers for the fiscal year, or (iii) who was a covered employee for any preceding fiscal year beginning after December 31, 2016. The American Rescue Plan Act of 2021 will, for taxable years beginning after December 31, 2026, include as covered employees an additional five employees who are among the most highly compensated.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of our Company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of our Company.

New Plan Benefits

The awards that may be granted under the Plan in the future to the executive officers or non-employee directors named in this proxy statement or to other officers, non-employee directors, employees, or other persons cannot be determined at this time. Our Board of Directors, along with management, will make such determinations from time to time.

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Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon exercise of outstanding options and vesting of restricted stock units under the amended and restated 22nd Century Group Inc. 2021 Plan and our prior 2014 Equity Incentive Plan , the weighted-average exercise price of such stock options, and the number of securities available to be issued under the Plan as of December 31, 2024:

	Number of securities to be issued upon exercise of outstanding options, and restricted stock units,	Weighted average exercise price of outstanding options	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	638,360 (1)	$2.01	4,694,636

Equity compensation plans not approved by security holders	—	N/A	—

Total	638,360	—	4,694,636	(2)

(1)	Number of outstanding options are 478,777 and number of unvested restricted stock units are 159,583.
(2)	Consists of shares available for award under the Plan.

Our Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the 22nd Century Group, Inc. 2021 Omnibus Incentive Plan.

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PROPOSAL NO. 6

APPROVAL OF THE AMENDMENT TO EFFECT THE REVERSE STOCK SPLIT

Overview

We are seeking stockholder approval to grant our Board of Directors discretionary authority to amend our Articles of Incorporation to effect a reverse split of all our outstanding shares of common stock, at a ratio between 1-for-2 and 1-for-100, to be determined at the discretion of our Board of Directors (the “Reverse Split”), for the purpose of complying with the Nasdaq Listing Rules, subject to the Board’s discretion to abandon such amendment. If this Proposal No. 6 is approved, the Board may decide not to effect the Reverse Split if it determines that it is not in the best interests of the Company to do so. The Board does not currently intend to seek re-approval of the Reverse Split for any delay in implementing the Reverse Split unless twelve months has passed from the date of this Annual Meeting (the “Authorized Period”). If the Board determines to implement the Reverse Split, it will become effective upon filing a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada or at such later date specified therein.

The text of the proposed Certificate of Amendment to our Articles of Incorporation to effect the Reverse Split is included as Appendix C to this Proxy Statement.

We are seeking stockholder approval of the Reverse Split because we do not intend to correspondingly decrease the number of our authorized shares of common stock. However, under Nevada law, the Board would be permitted to effect a reverse stock split without stockholder approval if the number of authorized shares of common stock and the number of outstanding shares of common stock were correspondingly decreased.

Purpose of the Reverse Split

The primary purpose of the Reverse Split, if implemented, would be to potentially increase the market price of our common stock so that we can satisfy the minimum bid price rule in connection with Nasdaq continued listing requirements set forth in Nasdaq Listing Rule 5550(a)(2).

The Company last completed a reverse stock split on December 17, 2024 to regain compliance with the minimum bid price requirement of $1.00 per share as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Rule”). The Reverse Split is being proposed in order to possibly increase the market price of our common stock to satisfy the $1.00 minimum closing bid price required to try to avoid the delisting of our common stock from the Nasdaq, if necessary. In addition, a higher stock price, if the price does increase, may, among other things, increase the attractiveness of our common stock to the investment community.

As of June 2, 2025, the last reported closing price of our common stock was $$0.758. A delisting of our common stock may materially and adversely affect a holder’s ability to dispose of, or to obtain accurate quotations as to the market value, of, our common stock. In addition, any delisting may cause our common stock to be subject to “penny stock” regulations promulgated by the SEC. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of shares of common stock. If our common stock becomes subject to these regulations, the market price of our common stock and the liquidity thereof could be materially and adversely affected. Reducing the number of outstanding shares of our common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that our minimum bid price would remain above the minimum bid price requirement of Nasdaq, or that this theoretical increase would indeed occur. Accordingly, we believe that approval of the amendment to our Articles of Incorporation to effect the Reverse Split in the Board’s discretion is in the Company’s and our stockholders’ best interests.

We also believe that the Reverse Split could enhance the appeal of our common stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of the Company available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of common stock caused by the Reverse Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Split, may encourage interest and trading in our common stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the common stock than that which currently exists.

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Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to theoretically increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before such Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

We cannot be sure that our share price will comply with the requirements for continued listing of our common stock on Nasdaq in the future or that we will comply with the other continued listing requirements. If our common stock loses its status on Nasdaq, we believe that our common stock would likely be eligible to be quoted on an inter-dealer electronic quotation and trading system operated by OTC Markets Group. These markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Selling our common stock on these markets could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event that our common stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage them from effecting transactions in our common stock, further limiting the liquidity of our common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our common stock.

A delisting from Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing. There are risks associated with the Reverse Split, including that the Reverse Split may not result in a sustained increase in the per share price of our common stock.

We cannot predict whether the Reverse Split will increase the market price for our common stock on a sustained basis, if at all. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split, if it increases at all;

●	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; and

●	the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

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Board Discretion to Implement the Reverse Split

If this proposal is approved by the Company’s stockholders, the Board will have the authority, in its sole determination without any further action necessary by the stockholders, to effect the Reverse Split during the Authorized Period at a ratio set forth in the above range, as determined by the Board. The Board may, in its sole determination, choose to not effect the Reverse Split. The Board believes that granting this discretionary authority provides the Board with maximum flexibility to react to prevailing market conditions and future changes to the market price of our common stock, and therefore better enables it to act in the best interests of the Company. In exercising its discretion, the Board may consider the following factors:

●	the historical trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Split on the trading market for our common stock; and

●	the prevailing general market and economic conditions.

At the close of business on June 1, 2025, the Company had 11,507,622 shares of common stock issued and outstanding (including 3,901,815 shares held in abeyance). Following the effectiveness of the Reverse Split, if implemented, at a 1-for-2 ratio, the Company would have approximately 5,753,811 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of common stock after June 1, 2025) following the Reverse Split, and at a 1-for-100 ratio, the Company would have approximately 500,331 shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares or any issuances of common stock after June 1, 2025) following the Reverse Split. The actual number of shares of common stock outstanding after giving effect to the Reverse Split will depend on the ratio that is ultimately selected by the Board, and the number of shares of common stock outstanding at the time the Reverse Split is effected. The Company does not expect the Reverse Split to have any economic effect on stockholders, warrant holders, debt holders or holders of options, except to the extent the Reverse Split results in fractional shares as discussed below.

Procedure for Effecting the Reverse Split

Subject to the stockholder approval, if the Board decides to implement the Reverse Split, the Board will effect the split at a ratio between 1-for-2 and 1-for-100, to be determined at the discretion of the Board. We will file a Certificate of Amendment to our Articles of Incorporation, substantially in the form attached to this Proxy Statement as Appendix C, with the Secretary of State of the State of Nevada to effect the Reverse Split. The Reverse Split would become effective at such time as the Certificate of Amendment is filed with the Secretary of State of the State of Nevada or at such later time as is specified therein. No further action on the part of the Company’s stockholders would be required and all shares of our common stock that were issued and outstanding immediately prior thereto would automatically be converted into new shares of our common stock based on the Reverse Split exchange ratio. As soon as practicable after the effective date of the Reverse Split, stockholders of record on the record date for the implemented Reverse Split would receive a letter from our transfer agent asking them to return the outstanding certificates representing our pre-split shares, which would be cancelled upon receipt by our transfer agent, and new certificates representing the post-split shares of our common stock would be sent to each of our stockholders. We will bear the costs of the issuance of the new stock certificates.

Effects of the Reverse Split

If the Reverse Split is approved by the stockholders and implemented by the Board, the principal effect will be to proportionately decrease the number of outstanding shares of common stock based on the split ratio.

Shares of our common stock are currently registered under Section 12(b) of the Exchange Act and the Company is thus subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our common stock with the SEC or Nasdaq, where the common stock is traded. Following the Reverse Split, our common stock would continue to be listed on Nasdaq, assuming the Company’s compliance with the other continued listing standards of Nasdaq, although the shares will receive a new CUSIP number.

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Proportionate voting rights and other rights of the holders of shares of our common stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding common stock after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. If approved and implemented, the Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits to the Company of the Reverse Split.

The table, which does not take into account the Board’s authority to effect a reverse stock split without stockholder approval if the reduction in the number of issued and outstanding shares of common stock is coupled with a corresponding decrease in the number of authorized shares of common stock, below illustrates the number of shares of common stock authorized for issuance following the Reverse Split, the approximate number of shares of common stock that would remain outstanding following the Reverse Split, and the number of unreserved shares of common stock available for future issuance following the Reverse Split. The information in the following table is based on 11,507,622 shares of common stock issued and outstanding (including 3,901,815 shares held in abeyance) as of June 1, 2025 and 76,748,061 shares reserved for future issuance as of such date.

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding(2)	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
1-for-2(1)	250,000,000	5,753,811	203,017,682
1-for-100(1)	250,000,000	115,076	240,912,519

(1)	All share numbers are rounded up to the nearest whole share but otherwise do not reflect the potential effect of rounding up for fractional shares that may result from the Reverse Split, which is subject to the Board’s discretion to instead pay cash in lieu of any fractional shares.

(2)	The Reverse Split may cause a reduction in the exercise price, and a corresponding increase in the number of shares issuable, with respect to warrants to purchase 6,889,495 of our shares of common stock. See “Potential Warrant Adjustment” below.

As reflected in the table above, the number of authorized shares of our common stock will not be reduced by the Reverse Split. Accordingly, the Reverse Split will have the effect of creating additional unissued and unreserved shares of our common stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed Reverse Split. However, these additional shares may be used by us for various purposes in the future without further stockholder approval (subject to applicable Nasdaq listing rules), including, among other things: (i) raising capital necessary to fund our future operations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of other businesses or products.

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Effect of the Reverse Stock Split on the Company’s Equity Incentive Plan, Warrants and Convertible or Exchangeable Securities

Based upon the split ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Split as was the case immediately preceding such split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the ratio determined by the Board, subject to our treatment of fractional shares. The number of shares issuable under the Company’s Amended and Restated 2021 Omnibus Incentive Plan will ratably adjust.

Potential Warrant Adjustment: In the event that we implement a Reverse Split, the exercise price on warrants to purchase 6,889,495 shares of our common stock will be reduced, and the number of shares of common stock will be correspondingly increased..

Accounting Matters

The amendment to the Company’s Articles of Incorporation will not affect the par value of our common stock per share, which will remain $0.00001 par value per share. As a result, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Split.

Effective Date

The Reverse Split would become effective upon the filing of a Certificate of Amendment to our Articles of Incorporation with the office of the Secretary of State of the State of Nevada or at such later date as is specified in such filing. On the effective date, shares of common stock issued and outstanding, in each case, immediately prior thereto, will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the ratio determined by the Board within the limits set forth in this proposal.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the implementation of the Reverse Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act and the implementation of the proposed Reverse Split will not cause the Company to go private.

Treatment of Fractional Shares

No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Rather, either (i) fractional shares that would be created as a result of the Reverse Split will be rounded upward to the nearest whole share, or (ii) stockholders will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the common stock as reported on the Nasdaq on the last trading day before the effective date of the Reverse Split (as adjusted to give effect to the Reverse Split), with such determination regarding the treatment of fractional shares to be made by the Board in its sole discretion prior to effecting the Reverse Split. The ownership of a fractional share will not give a stockholder any voting, dividend or other right except, to the extent the Board decides to pay cash in lieu of fractional shares, the right to receive the cash payment therefor. If a stockholder is entitled to a cash payment in lieu of any fractional share, a check will be mailed to the stockholder’s registered address as soon as practicable after the effective date of the Reverse Split. By signing and cashing the check, stockholders will warrant that they owned the shares of common stock for which they received such cash payment. To the extent the Board decides to round up fractional shares, share interests issued due to rounding will be given solely to save the expense and inconvenience of issuing fractional shares of common stock and will not represent separately bargained for consideration.

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Book-Entry Shares

If the Reverse Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Certificated Shares

If the Reverse Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from the Company’s transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding. Beginning after the effectiveness of the Reverse Split, each certificate representing shares of our pre-split common stock will be deemed for all corporate purposes to evidence ownership of post-split common stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Possible Effects of Additional Issuances of Common Stock and History of Prior Reverse Splits

Following the effective time of the Reverse Split, there will be an increase in the number of authorized but unissued shares of our common stock. Under the Nevada Revised Statutes (the “NRS”), the Board can issue additional shares of common stock without further vote of our stockholders except as may be required in particular cases by our Articles of Incorporation, the NRS or other applicable law, regulatory agencies or Nasdaq Listing Rules. Stockholders do not have preemptive rights to subscribe to additional securities that we may issue, which means that current stockholders do not have a prior right thereunder to purchase any new issue of common stock, or securities that are convertible into common stock, in order to maintain their proportionate ownership interests in the Company.

Additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by our present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company does not intend to pay any cash dividends on its common stock in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders’ ability to influence the election of directors or any other action taken by the holders of common stock.

In addition, in the event that we implement a Reverse Split, the exercise price on warrants to purchase 6,889,495 shares of our common stock will be reduced, and the number of shares of common stock will be correspondingly increased. In the event we are required to lower, the exercise price of such warrants, additional dilution will occur as a result of the Reverse Split.

In the future the Board could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares of common stock to frustrate persons seeking to take over or otherwise gain control of our Company by, for example, privately placing shares with purchasers who might side with the Board in opposing a hostile takeover bid. Shares of common stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal the Company’s bylaws or Articles of Incorporation would not receive the requisite vote. Such uses of the common stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transactions were opposed by the Board. A result of the anti-takeover effect of the increase in the number of authorized shares of common stock could be that stockholders would be denied the opportunity to obtain any advantages of a hostile takeover, including, but not limited to, receiving a premium to the then current market price of our common stock, if the same was so offered by a party attempting a hostile takeover of our Company. The Company is not aware of any party’s interest in or efforts to engage in a hostile takeover attempt as of the date of this Proxy Statement.

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The Company effected a 1-for-15 reverse stock split of the Company’s issued and outstanding shares of common stock on July 5, 2023, effected a 1-for-16 reverse stock split on April 2, 2024, and effected a 1-for-135 reverse stock split on December 17, 2024. The Company effected these reverse stock splits for the purpose of complying with Nasdaq Listing Rule 5550(a)(2).

Certain Material U.S. Federal Income Tax Consequences of a Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in a reverse stock split by a U.S. stockholder who holds the shares as a capital asset. This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of common stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of common stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder who may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities who elect to use a mark-to- market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of common stock in connection with employment or other performance of services; (10) dealers and other stockholders who do not own their shares of common stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

Tax Consequences to the Company — We believe that the Reverse Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Split. In addition, we do not expect the Reverse Split to affect our ability to utilize our net operating loss carryforwards.

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Tax Consequences to Stockholders — Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split, except to the extent of any cash received in lieu of a fractional share of common stock (which fractional share will be treated as received and then exchanged for cash), to the extent the Board decides to pay cash in lieu of any fractional shares. Each stockholder’s aggregate tax basis in the common stock received in the Reverse Split, including any fractional share treated as received and then exchanged for cash, should equal the stockholder’s aggregate tax basis in the common stock exchanged in the Reverse Split. In addition, each stockholder’s holding period for the common stock it receives in the Reverse Split should include the stockholder’s holding period for the common stock exchanged in the Reverse Split.

In general, a stockholder who receives cash in lieu of a fractional share of common stock pursuant to the Reverse Split should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Reverse Split and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the stockholder’s holding period in the fractional share is greater than one year as of the effective date of the Reverse Split. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain stockholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Stockholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

No Right of Dissent or Appraisal

Under NRS 92A.300 to 92A.500, inclusive, under certain circumstances, stockholders of a Nevada corporation may be entitled to dissent and demand payment of the fair value of such stockholder’s shares in the event of certain corporate actions, including reverse stock splits of a class or series held without correspondingly decreasing the number of authorized shares of the same class or series if money will be paid or scrip will be issued to stockholders who in the aggregate hold one percent or more of the outstanding shares of the affected class or series, and would otherwise be entitled to receive a fraction of a share in the exchange of their outstanding shares.

However, there is no such right of dissent for holders of a class or series of stock that is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act. The Company’s common stock is listed on the Nasdaq Capital Market, a national securities exchange, making it a “covered security” within the meaning of Section 18(b)(1)(A) of the Securities Act. Therefore, the holders of common stock will not have the right under the NRS to dissent from, or demand payment for their shares in connection with, Proposal 6, and we will not independently provide our stockholders with such a right.

Our Board of Directors recommends a vote “FOR” Proposal No. 6 to approve an amendment to the Articles of Incorporation to effect the Reverse Split.

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PROPOSAL NO. 7
APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON EXERCISE OF THE AMENDED WARRANTS DATED OCTOBER 24, 2024 PURSUANT TO NASDAQ LISTING RULE 5635

The board of directors has approved and recommends to the stockholders a proposal to approve the issuance of the Amended Warrants (defined below) dated October 24, 2024 (the “Amended Warrants Shares”) pursuant to Rule 5635(d) of the Nasdaq Stock Market for the potential issuance of more than 19.99% of our outstanding common stock at below the Minimum Price under Nasdaq rules.

General

As previously disclosed on a current report on Form 8-K filed with SEC on October 24, 2024, the Company and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) on October 23, 2024 relating to, among other things, the private placement of warrants to purchase up 59,664,818 shares of common stock (the “Warrants”) at an exercise price of $0.75 per share, which exercise price is subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, then such exercise price shall be lowered to such price at which the shares were offered. A copy of the Securities Purchase Agreement and the Warrants are attached as exhibits to the Company’s Form 8-K filed with the SEC on October 24, 2024. An amendment to the Warrant is included as an exhibit to the Company’s Form 8-K filed with the SEC on April 30, 2025.

The Warrants are exercisable after the receipt of stockholder approval and expire on the date that is five (5) years thereafter. The Warrants may be exercised, in certain circumstances, on a cashless basis. A holder of such warrants may also effect an alternative form of cashless exercise on or after the initial exercise date whereby the aggregate number of shares of common stock issuable in such alternative form of cashless exercise pursuant to any given notice of exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the warrant in accordance with the terms of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 2.0 (a “Zero Exercise Price Exercise”). A Zero Exercise Price Exercise will result in the issuance of two (2) shares for no additional consideration.

The aggregate number of shares of common stock issuable upon fully exercising the Warrants effecting a Zero Exercise Price Exercise would be 119,329,636 shares of common stock. As of June 1, 2025, we had two hundred fifty million (250,000,000) shares of common stock authorized, of which 11,507,622 shares were issued and outstanding (including 3,901,815 shares held in abeyance)

The Warrants are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, then such exercise price shall be lowered to such price at which the shares were offered. Section 3(b) of the Warrants provides as follows:

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised provided; however that the foregoing shall not apply to an “at-the-market” offering program or similar offering facility unless and until the Company actually sells shares under such program at a price per share less than the Exercise Price then in effect.

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The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the forms of such documents attached as Exhibits 4.2 and 4.3, respectively, to our Current Report Form 8-K filed on October 24, 2024, and to Exhibit 4.2 to the Current Report on Form 8-K filed on April 30, 2025, all of which are incorporated herein by reference.

Reasons for Stockholder Approval

The Securities Purchase Agreement provides that the Company shall hold an annual or special meeting for the purpose of obtaining approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the issuance of the Warrants and the Warrant Shares in connection with the Securities Purchase Agreement (“Stockholder Approval”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII,” and we are subject to the Nasdaq listing standards and rules. Under Rule 5635(d) of the Nasdaq Stock Market, stockholder approval is required in connection with a transaction, other than a public offering, at a price below the Minimum Price (as defined under Nasdaq rules) involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Section 3(b) and 3(f) of the Warrants could result in the potential issuance of more than 19.99% of our outstanding common stock at below the Minimum Price under Nasdaq rules without approval of our stockholders.

Use of Proceeds

The Company believes the Warrant holders will fully exercise under a Zero Exercise Price Exercise as it provides for two shares of common stock for no cash payment, as compared to one share or less upon a cash or cashless exercise. Accordingly, we do not expect to receive any net proceeds from Warrant exercises.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal 7, then the Warrants will not be exercisable. The Company, as provided in the Securities Purchase Agreement will be obligated to incur additional management resources and expenses to call and hold a meeting every 75 days thereafter to seek such stockholder approval until the date Stockholder Approval is obtained. Additionally, the failure to obtain Stockholder Approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings.

If the stockholders approve this Proposal 7, the Warrants shall become immediately exercisable. The Company believes the issuance of the securities described in this Proposal No. 7 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis as the number of shares issuable underlying the warrants (assuming a Zero Exercise Price Exercise) of 119,329,636 is approximately 1,037% of the total common shares outstanding of 11,507,622 as of June 1, 2025. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions.

Our stockholders will incur substantial dilution of their percentage ownership to the extent that the Holders fully exercise the October 24, 2024 Amended Warrant Shares, as the warrants could have a reduced exercise price upon a dilutive issuance, or more likely as a result of a Zero Exercise Price Exercise. As a result of the issuance of additional shares of common stock, the price of our common stock could fall below the minimum bid price under the continued listing standards of Nasdaq, resulting in our shares being delisted from the Nasdaq Capital Markets exchange under rule.

Our Board of Directors recommends that the stockholders vote “FOR” Proposal 7 to approve the issuance of the shares of common stock upon exercise of the Warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market.

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PROPOSAL NO. 8
APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK UPON EXERCISE OF THE WARRANTS DATED MAY 1, 2025 PURSUANT TO NASDAQ LISTING RULE 5635

The board of directors has approved and recommends to the stockholders a proposal to approve the issuance of the Warrants (defined below) dated May 1, 2025 (the “Warrants Shares”) pursuant to Rule 5635(d) of the Nasdaq Stock Market for the potential issuance of more than 19.99% of our outstanding common stock at below the Minimum Price under Nasdaq rules.

General

As previously disclosed on a current report on Form 8-K filed with SEC on April 30, 2025, we commenced a warrant inducement offering (the “Warrant Inducement”) with the holders of certain outstanding warrants to purchase up to an aggregate of 11,072,093 shares of common stock (collectively, the “Existing Warrants”). The Company offered the holders of the Existing Warrants an inducement period whereby the Company agreed to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the exercise by the holders of the Existing Warrants, for cash, at a reduced exercise price equal to $0.7893. Each holder agreed to exercise 60% of their Existing Warrants immediately (the “Initial Exercise”) and will exercise the remaining 40% within 30 calendar days following the Effectiveness Date (as defined below), provided that the Company’s stock price at such time equals or exceeds 90% of the Nasdaq Minimum Price on that date (the “Additional Exercise”), which exercise price is subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, then such exercise price shall be lowered to such price at which the shares were offered. A copy of the Inducement Letter and the Form of Inducement Warrant are attached as exhibits to the Company’s Form 8-K filed with the SEC on April 30, 2025.

The Inducement Warrants are exercisable after the receipt of stockholder approval and expire on the date that is five (5) years thereafter. The Inducement Warrants may be exercised, in certain circumstances, on a cashless basis. A holder of such warrants may also effect an alternative form of cashless exercise on or after the initial exercise date whereby the aggregate number of shares of common stock issuable in such alternative form of cashless exercise pursuant to any given notice of exercise shall equal the product of (x) the aggregate number of shares of common stock that would be issuable upon exercise of the warrant in accordance with the terms of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) 2.0 (a “Zero Exercise Price Exercise”). A Zero Exercise Price Exercise will result in the issuance of two (2) shares for no additional consideration.

The aggregate number of shares of common stock issuable upon fully exercising the Warrants effecting a Zero Exercise Price Exercise would be 22,144,186 shares of common stock. As of June 1, 2025, we had two hundred fifty million (250,000,000) shares of common stock authorized, of which 11,507,622 shares were issued and outstanding (including 3,901,815 shares held in abeyance)

The Inducement Warrants are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such warrants, then such exercise price shall be lowered to such price at which the shares were offered. Additionally, if at any time on or after the date of issuance there occurs a share combination event such as stock split, stock dividend, stock combination, recapitalization or other similar transaction involving our common stock, such as the proposed Reverse Split included herein in Proposal 6, the exercise price shall be reduced to $0.75 and the number of shares issuable shall be increased such that the aggregate exercise price, after taking into account the decrease, shall be equal to the aggregate exercise price on the issuance date. Section 3(b) or Section 3(f) of the Warrants provides as follows:

b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell, enter into an agreement to sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible price, conversion price or exercise price at which such securities may be issued, converted or exercised provided; however that the foregoing shall not apply to an “at-the-market” offering program or similar offering facility unless and until the Company actually sells shares under such program at a price per share less than the Exercise Price then in effect.

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f) Share Combination Event Adjustment. In addition to the adjustments set forth in this Section 3, if at any time on or after the Issue Date there occurs a reverse share split involving the shares of Common Stock (a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) at the close of trading on the primary Trading Market on the day prior to the Share Combination Event, the Exercise Price then in effect shall be reduced (but in no event increased) to $0.75 (“Event Market Price”) and the number of Warrant Shares issuable upon exercise of this Warrant hereunder (such resulting number, the “Share Combination Issuable Shares”) shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price on the Issuance Date for the Warrant Shares then outstanding, which shall be subject to the Company obtaining Stockholder Approval pursuant to the terms of the Letter Agreement. Notwithstanding the foregoing, the provisions of this Section 3(f) shall no longer be in effect and shall be considered null and void after the occurrence of one (1) adjustment of the Exercise Price upon a Share Combination Event, pursuant to this Section 3(f).

The foregoing summary of the Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the forms of such documents attached as Exhibits 4.2 and 4.3, respectively, to our Current Report Form 8-K filed on April 30, 2025, which are incorporated herein by reference.

Reasons for Stockholder Approval

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII,” and we are subject to the Nasdaq listing standards and rules. Under Rule 5635(d) of the Nasdaq Stock Market, stockholder approval is required in connection with a transaction, other than a public offering, at a price below the Minimum Price (as defined under Nasdaq rules) involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Section 3(b) and 3(f) of the Warrants could result in the potential issuance of more than 19.99% of our outstanding common stock at below the Minimum Price under Nasdaq rules without approval of our stockholders.

Use of Proceeds

The Company believes the Warrant holders will fully exercise under a Zero Exercise Price Exercise as it provides for two (2) shares of common stock for no cash payment, as compared to one share or less upon a cash or cashless exercise. Accordingly, we do not expect to receive any net proceeds from Warrant exercises.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal 8, then the Warrants will not be exercisable. Additionally, the failure to obtain Stockholder Approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings.

If the stockholders approve this Proposal 8, the Warrants shall become immediately exercisable. The Company believes the issuance of the securities described in this Proposal No. 8 would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis, as the number of shares issuable underlying the warrants (assuming a Zero Exercise Price Exercise) of 22,144,186 is approximately 192% of the total common shares outstanding of 11,507,622 as of June 1, 2025. As such, for so long as the Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions.

Our stockholders will incur substantial dilution of their percentage ownership to the extent that the Holders fully exercise the May 1, 2025 Warrant Shares, as the warrants could have a reduced exercise price upon a dilutive issuance, or more likely as a result of a Zero Exercise Price Exercise. Additionally, significant dilution could result from a Share Combination Event (as defined above), including an adjustment to increase the number of shares of common stock underlying the warrants.

Our Board of Directors recommends that the stockholders vote “FOR” Proposal 8 to approve the issuance of the shares of common stock upon exercise of the Warrants pursuant to Rule 5635(d) of the Nasdaq Stock Market.

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PROPOSAL NO. 9

APPROVAL OF AN AMENDMENT TO THE OUTSTANDING CONVERTIBLE DEBENTURES PURSUANT TO RULES 5635(B) AND 5635(D) OF THE NASDAQ STOCK MARKET

The Board of Directors has approved and recommends to the stockholders a proposal to amend the Conversion Price (defined below) in the Debentures dated March 3, 2023, as amended on December 22, 2023, pursuant to Rule 5635(b) for a potential change in control of the Company, and Rule 5635(d) of the Nasdaq Stock Market for the potential issuance of more than 19.99% of our outstanding common stock at below the Minimum Price under Nasdaq rules.

Overview

On March 3, 2023, the Company entered into that certain Securities Purchase Agreement (the “SPA”) with JGB Partners, LP (“JGB Partners”), JGB Capital, LP (“JGB Capital”) and JGB Capital Offshore Ltd. (“JGB Offshore” and collectively with JGB Partners and JGB Capital, the “Holders”) and JGB Collateral, LLC, as collateral agent for the Holders (the “Agent”). Pursuant to the SPA, the Holders purchased (i) 7% Original Issue Discount Senior Secured Debentures (the “Debentures”) of the Company and (ii) warrants to purchase up to 153 shares (after the redemption of 78 warrants) shares of the Company’s common stock, par value $0.00001 per share.

On December 22, 2023, the Company entered into an Amendment Agreement (the “JGB Amendment”) pursuant to which the Company agreed to amend the Debentures to allow the Holders to voluntarily convert the Debentures, in whole or in part, into shares of the Company’s common stock (“Voluntary Conversion Option”) at a conversion price equal to the lower of (x) $2160.00 per share and (y) the closing sale price of the Company’s common stock on June 29, 2024 (the “Conversion Price”), along with other concessions. The Conversion Price was set at $100.683 on June 29, 2024 after the Voluntary Conversion Option was approved by the Company’s stockholders on June 28, 2024.

On October 9, 2024, the Company entered into that certain Letter Agreement (“October 2024 Letter Agreement”) with the Holders and Agent whereby the Company was granted the right, on a one-time basis, to reset the Conversion Price in effect to an amount equal to the average of the daily volume weighted average prices (VWAPs) for each of the five (5) consecutive Nasdaq trading days immediately preceding the date on which the Conversion Price shall be reset (the “Reset Conversion Price”); provided, however, that Reset Conversion Price shall in no event be greater than the Conversion Price (as adjusted in accordance with the terms of the Debentures) in effect on the date of the October 2024 Letter Agreement, which is $0.7458.

Under the terms of the October 2024 Letter Agreement, as approved by the stockholders at the December 6, 2024 special meeting of stockholders, the Company was granted approval to reset the Conversion Price (as defined in the Debentures) currently in effect, at the discretion of the Board of Directors and on a one time basis. On January 13, 2025, the Board of Directors approved the reset of the Conversion Price down to $6.04 per share.

On May 22, 2025, the Company entered into that certain Letter Agreement (“May 2025 Letter Agreement”) with the Holders and Agent whereby the Company was granted the right, on a one-time basis, to reset the Conversion Price in effect to an amount equal to the average of the daily volume weighted average prices (VWAPs) for each of the five (5) consecutive Nasdaq trading days immediately preceding the date on which the Conversion Price shall be reset (the “Reset Conversion Price”); provided, however, that Reset Conversion Price shall in no event be greater than the Conversion Price (as adjusted in accordance with the terms of the Debentures) in effect on the date of the May 2025 Letter Agreement, which is $6.04.

The reduction in the Conversion Price is subject to the approval of the Company’s stockholders and the Company is required pursuant to the May 2025 Letter Agreement to seek stockholder approval by August 15, 2025.

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The current outstanding principal balance of the Debentures as of June 2, 2025 is approximately $3.8 million. If this Proposal 9 is approved, the current outstanding amount of the Debentures could be converted into common stock of the Company as demonstrated below, assuming a conversion price of (i) the average of the daily VWAPs for each of the five (5) consecutive Nasdaq trading days immediately preceding June 2, 2025, equal to approximately $0.758, and then separately (ii) $0.50:

Common Stock Ownership after full conversion of Debentures assuming a conversion price of $0.758
	Number of Common Stock Shares	% Ownership of Common Stock
Number of Shares issued to JGB	5,000,241	43%
Number of Shares held by all other Stockholders	11,507,622	57%

Common Stock Ownership after full conversion of Debentures assuming a conversion price of $0.50
	Number of Common Stock Shares	% Ownership of Common Stock
Number of Shares issued to JGB	7,580,366	66%
Number of Shares held by all other Stockholders	11,507,622	34%

Reasons for Stockholder Approval

The JGB Amendment provides that the Company will use commercially reasonable efforts to obtain approval of the stockholders for the Voluntary Conversion Option.

Our common stock is listed on the Nasdaq Capital Market under the symbol “XXII,” and we are subject to the Nasdaq listing standards and rules. Under Rule 5635(b) of the Nasdaq Stock Market, stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company. Section 5(b) of the Amended Debenture would result in a number of shares potentially being issued to effect a change of control of the Company, which would violate Rule 5635(b) without approval of our stockholders.

Under Rule 5635(d) of the Nasdaq Stock Market, stockholder approval is required in connection with a transaction, other than a public offering, at a price below the Minimum Price (as defined under Nasdaq rules) involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. Section 5(b) of the Amended Debenture would result in shares of common stock being potentially issued at a price below the Minimum Price and if this offering were combined with other offerings, it is possible that Section 5(b) of the Amended Debenture would violate Rule 5635(d) without approval of our stockholders.

Possible Effects of the Proposal

If the stockholders do not approve this Proposal 9, then the Voluntary Conversion Option will not be included in the Amended Debenture. However, the Company, as provided in the JGB Amendment will also be obligated to incur additional management resources and expenses to call and hold a meeting every in commercially reasonable increments thereafter to seek such stockholder approval until stockholder approval is obtained. Additionally, the failure to obtain stockholder approval may discourage future investors from engaging in future financings with us. If these consequences occur, we may have difficulty finding alternative sources of capital to fund our operations in the future on terms favorable to us or at all. We can provide no assurance that we would be successful in raising funds pursuant to additional equity or debt financings.

Our Board of Directors recommends that the stockholders vote “FOR” Proposal 9 to approve the Voluntary Conversion Option in the Debentures pursuant to Rules 5635(b) and (d) of the Nasdaq Stock Market.

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PROPOSAL NO. 10

THE RATIFICATION OF THE APPOINTMENT OF FREED MAXICK P.C. AS

THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR

FISCAL YEAR 2025

The Audit Committee has appointed Freed Maxick P.C. (“Freed”) as our independent registered certified public accounting firm for the fiscal year 2025 and has further directed that the selection of Freed be submitted to a vote of stockholders at the Annual Meeting for ratification.

In selecting Freed to be our independent registered public accounting firm for 2025, our Audit Committee considered the results from its review of Freed’s independence, including (i) all relationships between Freed and our Company and any disclosed relationships or services that may impact Freed’s objectivity and independence; (ii) Freed’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Freed engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our Audit Committee charter does not require that our stockholders ratify the selection of Freed as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Freed, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Freed are expected to attend the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The Audit Committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table below was compatible with maintaining the independence of Freed and is of the opinion that the provision of these services was compatible with maintaining Freed’s independence.

The following table shows the fees billed to us for the audits and other services provided by for the fiscal years ended December 31, 2024 and 2023, respectively.

	2024	2023
Audit fees	$299,055	$570,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
	$299,055	$570,000

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements and the quarterly reviews of financial statements and for any other services that are normally provided by our independent registered public accountants in connection with our statutory and regulatory filings or engagements.

Our Board of Directors recommends that the stockholders vote “FOR” the proposal to ratify the selection of Freed as our independent registered public accountants for the year ending December 31, 2025.

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PROPOSAL NO. 11

THE ADJOURNMENT OF THE MEETING, IF NECESSARY OR ADVISABLE, TO SOLICIT ADDITIONAL PROXIES

We are asking our stockholders to authorize us to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event there are not sufficient votes to approve Proposals 4, 5, 6, 7, 8 and/or 9 described in this proxy statement at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposals.

If it is necessary or advisable to adjourn the Annual Meeting, no notice of any adjournment of less than thirty (30) days is required to be given if the time and place of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Our Board of Directors recommends that the stockholders vote “FOR” the adjournment of the meeting, if necessary or advisable, to solicit additional proxies.

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BENEFICIAL OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2025, by

(i)	each person who, to our knowledge, owns more than 5% of our common stock,

(ii)	each of our current directors, director nominees and executive officers, and

(iii)	all our current directors, director nominees and executive officers as a group.

To our knowledge, no person owns more than 5% of our common stock. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of June 1, 2025 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are officers and/or directors of the Company is: c/o 22nd Century Group, Inc., 321 Farmington Road, Mocksville, North Carolina. 27028. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the SEC.

	Number of
	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned (1)
5% + Beneficial Stockholders
SEG Opportunity Fund, LLC (2)	409,122	9.99%
Anson Funds Management LP (3)	409,122	9.99%
Iroquois Capital Management L.L.C. (4)	409,122	9.99%
Gregory Castaldo (5)	409,122	9.99%

Management, Director and Director Nominees:
Lawrence D. Firestone (6)	402	*
Daniel A. Otto (7)	2	*
Jonathan Staffeldt (7)	6	*
Robert Manfredonia (8)	0	*
Scott Marion (9)	4	*
Andrew Arno (10)	47	*
Anthony Johnson (10)	7	*
Lucille Salhany (10)	5	*
David Keys	0	*
All directors and executive officers as a group (8 persons) (6) - (10)	473	0.01%

(1)	Based on 4,095,322 shares of common stock issued and outstanding as of April 28, 2025.
(2)	Information from Schedule 13G/A filed on December 3, 2024 by each of Joseph Reda and SEG Opportunity Fund, LLC, a New York limited liability company (“SEG”, and together with Mr. Reda, “Reporting Persons”). Mr. Reda is the manager of, and may be deemed to beneficially own securities beneficially owned by, SEG. Mr. Reda and SEG are the record and direct beneficial owners of the shares of common stock. The principal business office is 1 Wolfs Lane Suite 316 Pelham, NY 10803.
(3)	Information from Schedule 13G/A filed on November 14, 2024 on behalf of Anson Funds Management LP (d/b/a Anson Funds), a Texas limited partnership, Anson Management GP LLC, a Texas limited liability company, Mr. Tony Moore, the principal of Anson Funds Management LP and Anson Management GP LLC, Anson Advisors Inc., an Ontario, Canada corporation, Mr. Amin Nathoo, a director of Anson Advisors Inc., and Mr. Moez Kassam, a director of Anson Advisors Inc.. Ownership relates to a private fund to which Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors (the “Fund”). Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to the Fund and may direct the vote and disposition of the shares of Common Stock held by the Fund. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the shares of Common Stock held by the Fund. As the principal of Anson Fund Management LP and Anson Management GP LLC, Mr. Moore may direct the vote and disposition of the shares of Common Stock held by the Fund. As directors of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the shares of Common Stock held by the Fund. Business address is 16000 Dallas Parkway, Suite 800, Dallas, Texas 75248
(4)	Information from Schedule 13G filed on October 23, 2024 on behalf of (i) Iroquois Capital Management L.L.C., a Delaware limited liability company (“Iroquois”), (ii) Richard Abbe, an individual who is a citizen of the United States of America and (iii) Kimberly Page, an individual who is a citizen of the United States of America. Mr. Abbe shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Ms. Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe and Ms. Page may each be deemed to be the beneficial owner of all shares of Common Stock held by and underlying the Reported Warrants (each subject to the Blockers) held by, Iroquois Master Fund. Iroquois Capital is the investment advisor for Iroquois Master Fund and Mr. Abbe is the President of Iroquois Capital. Mr. Abbe has the sole authority and responsibility for the investments made on behalf of ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of Common Stock held by and underlying the Reported Warrants (each subject to the Blockers) held by, Iroquois Master Fund and ICIG. The foregoing should not be construed in and of itself as an admission by any Reporting Person as to beneficial ownership of shares of Common Stock owned by another Reporting Person. Each of the Reporting Persons hereby disclaims any beneficial ownership of any such shares of Common Stock except to the extent of their pecuniary interest therein. The principal business office of all of the Reporting Persons is 2 Overhill Road, Scarsdale, New York 10583.
(5)	Information from Schedule 13G filed on October 9, 2024. Business address is 3776 Steven James Drive, Garnet Valley, PA 19060.
(6)	30,014 restricted stock units and 90,043 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of June 1, 2025.
(7)	16,684 restricted stock units and 50,054 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of June 1, 2025.
(8)	Robert 14,565 restricted stock units and 43,698 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of June 1, 2025.
(9)	4,237 restricted stock units and 12,713 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of June 1, 2025.
(10)	2,472 restricted stock units and 7,416 options to purchase common shares are not included in the number of beneficially owned shares because they do not vest within 60 days of June 1, 2025.

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RELATED PARTY TRANSACTIONS

Our policy is to enter into transactions with related persons on terms that, on the whole, are no less favorable to us than those available from unaffiliated third parties. Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

●	A “related person” means any of our directors, executive officers, nominees for director, holder of 5% or more of our common stock or any of their immediate family members; and

●	A “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

Each of our executive officers, directors or nominees for director is required to disclose to our Audit Committee certain information relating to related person transactions for review, approval or ratification by our Audit Committee. In making a determination about approval or ratification of a related person transaction, our Audit Committee will consider the information provided regarding the related person transaction and whether consummation of the transaction is believed by the Audit Committee to be in our best interests. Our Audit Committee may take into account the effect of a director’s related person transaction on the director’s status as in independent member of our Board of Directors and eligibility to serve on committees of our Board under SEC rules and the listing standards of the Nasdaq Stock Market. Any related person transaction must be disclosed to our full Board of Directors. Except as set forth below, there were no related party transactions during 2024 and 2023.

 Beginning in the fourth quarter of 2024, the Company recorded $154 of revenue, net and corresponding contract asset with a related party contract manufacturing customer, as a result of an executive of the Company holding an advisory board position that ended on April 28, 2025. The Tobacco Company (“TTC”), for the sale of private label cigarettes. The customer relationship is conducted at arm’s length.

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Stockholder Proposals and Communications with the Board of Directors

Our amended and restated bylaws provide that, for matters to be properly brought before an Annual Meeting, business must be either (i) specified in the notice of Annual Meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the Annual Meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the Annual Meeting by a stockholder.

Stockholder proposals intended for inclusion in our proxy statement relating to the next Annual Meeting in 2026 must be received by us no later than February 2, 2026. Any such proposal must comply with Rule 14a 8 of Regulation 14A of the proxy rules of the SEC.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a 8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our secretary. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such Annual Meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by us.

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Chief Executive Officer of 22nd Century Group, Inc., 321 Farmington Road, Mocksville NC 27028. The Chief Executive Officer will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that are frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JULY 15, 2025

This proxy statement and our 2024 Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC, are available at www.xxiicentury.com/investors/sec-filings. For directions to the Annual Meeting, please contact Matt Kreps via electronic mail at investorrelations@xxiicentury.com.

OTHER MATTERS

The Board knows of no matter to be brought before the Annual Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Annual Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

* * * * * * * * *

The reports of the Audit Committee and the Compensation Committee included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference in another filing.

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APPENDIX A

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

22ND CENTURY GROUP, INC.

Entity or Nevada Business Identification Number (NVID): E0607512005-3

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ____

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 12/15/2022

55

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 06/03/2025 Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X ______________________________ Signature of Officer or Authorized Signer — Title X ______________________________ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Article 4.1 is hereby amended and restated as follows:

4.1 Number of Authorized Shares: Par Value. The aggregate number of shares which the Corporation shall have authority to issue is five hundred and ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be designated as Common Stock, $0.00001 par value per share, and of which ten million (10,000,000) shall be designated as Preferred Stock, $0.00001 par value per share.

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 12/15/2022

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APPENDIX B

22nd CENTURY GROUP, INC.

2021 OMNIBUS INCENTIVE PLAN

As Amended and Restated

1. Purpose, Effective Date, Amendment and Restatement, Effect on Prior Plan and Definitions.

(a) Purpose. This 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated, has two complementary purposes: (i) to attract, retain, focus and motivate executives and other selected employees, directors, consultants and advisors and (ii) to increase stockholder value. The Plan will accomplish these objectives by offering participants the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock or receive other incentive compensation on the terms that this Plan provides.

(b) Effective Date; Amendment and Restatement. This Plan became effective as of May 20, 2021, the date on which the Plan was approved by the Company’s stockholders (the “Effective Date”). The Board amended and restated this Plan on March 7, 2023, and the stockholders voted to approve the plan as amended on June 16, 2023. The Board further amended and restated this Plan on April 19, 2024, and the stockholders voted to approve the plan as amended on June 28, 2024.

(c) Effect on Prior Plan. Upon the Effective Date, the 22nd Century Group, Inc. 2014 Omnibus Incentive, as amended and restated (the “Prior Plan”) terminated, and no new awards could be granted thereunder after the Effective Date, although awards previously granted under the Prior Plan and still outstanding, continue to be subject to all terms and conditions of the Prior Plan.

(d) Definitions. Capitalized terms used and not otherwise defined in various sections of the Plan have the meanings given in Section 18.

2. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan and all Awards, including but not limited to the authority to: (i) interpret the provisions of this Plan and any Award Agreement; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any vesting period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate or shorten the vesting or performance period of an Award, in connection with a Participant’s death, Disability, retirement or termination by the Company or an Affiliate without Cause or a Change of Control.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

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(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 2(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

3. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

4. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary (that qualifies under Code Section 422) may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 14(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

5. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of 10,332,996 Shares, plus the number of Shares available for issuance under the Prior Plan that had not been made subject to outstanding awards as of the Effective Date, plus the number of Shares described in Section 5(c), are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. The aggregate number of Shares reserved under this Section 5(a) shall be depleted by the maximum number of Shares, if any, that may be issuable under an Award as determined at the time of grant. Notwithstanding the foregoing, no more than 10,332,996 Shares may be issued upon the exercise of incentive stock options. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b) Replenishment of Shares Under this Plan. If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (iv) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to this Plan’s reserve: Shares tendered in payment of or withheld to satisfy the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right (subject to compliance with applicable law); Shares withheld to satisfy federal, state or local tax withholding obligations (including in connection with the exercise or net settlement of an outstanding Stock Appreciation Right); and Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises.

(c) Addition of Shares from Prior Plan. After the Effective Date, if any Shares subject to awards granted under the Prior Plan would become available to be re-credited to the Prior Plan’s reserve if such plan was still in effect (but applying the provisions of subsection (b) above and the Prior Plan’s limits on re-crediting), then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the reserve.

(d) Award Limit. Subject to adjustment as provided in Section 16, the maximum number of Shares that may be subject to Awards granted during any fiscal year to any individual Non-Employee Director shall not exceed that number of Shares that equates to a grant date fair value of, when added to any cash compensation received by such Non-Employee Director, $600,000 (the “Director Limit”); provided that the Board may make exceptions to the Director Limit in extraordinary circumstances as the Board may determine in its discretion; provided further that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

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6. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (other than in the case of an Option that is not an incentive stock option and that complies with Code Section 409A); (e) the terms and conditions of vesting and exercise; and (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. Except to the extent the Administrator determines otherwise, a Participant may exercise an Option in whole or part after the right to exercise the Option has accrued, provided that any partial exercise must be for one hundred (100) Shares or multiples thereof. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. Unless restricted by the Administrator, and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options made be made by (w) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (x) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (y) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (z) by any combination of (w), (x) and/or (y). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

7. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares to which the SAR relates; (d) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant (unless such SAR complies with Code Section 409A); (e) the terms and conditions of exercise or maturity, including vesting; (f) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (g) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

8. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and all or a portion of the Performance Goals subject to an Award shall be deemed achieved, upon a Participant’s death, Disability or retirement; (d) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (e) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (f) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or a combination thereof.

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9. Annual Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of an Annual Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Annual Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Administrator may specify.

10. Long-Term Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period (which must be more than one year), the potential amount payable, and the timing of payment; provided that the Administrator must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement of one or more Performance Goals during the period the Administrator specifies, although the Administrator may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or retirement, or such other circumstances as the Administrator may specify.

11. Dividend Equivalent Units; Dividends.

(a) Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, Stock Appreciation Rights or any other stock-based award that is not a grant of Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Shares. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b) Dividends. If cash dividends are paid while shares of Restricted Stock are unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying shares of Restricted Stock vest.

(c) Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Restricted Stock Units, Performance Shares or Performance Units. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. The Administrator will determine all other terms and conditions of each award of Dividend Equivalent Units. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.

12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation except as provided herein (and subject to the limitations of Section 14(e)), such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.

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13. Minimum Vesting Period; Discretion to Acceleration Vesting; Restrictions on Transfer, Encumbrance and Disposition.

(a) Minimum Vesting Period. All Awards granted under the Plan that may be settled in Shares must have a minimum vesting period of one (1) year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to five percent (5%) of the total number of Shares reserved pursuant to Section 5. For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting, provided that such period of time is not less than fifty (50) weeks.

(b) Discretion to Accelerate. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of (i) a Participant’s death, disability, retirement, or termination without Cause, (ii) as provided in Section 16(c) or (iii) upon any other event as determined by the Administrator in its sole and absolute discretion.

(c) Restrictions on Transfer, Encumbrance and Disposition. No Award granted under this Plan may be sold, assigned, mortgaged, pledged, exchanged, hypothecated or otherwise transferred, or encumbered or disposed of, by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant such Awards may be exercised only by the Participant or the Participant’s legal representative or by the permitted transferee of such Participant as hereinafter provided (or by the legal representative of such permitted transferee). Notwithstanding the foregoing, a Participant may transfer an Award if permitted by the Administrator. Subsequent transfers of transferred Awards are prohibited except transfers otherwise made in accordance with this Section 13(c). Any attempted transfer not permitted by this Section 13(c) shall be null and void and have no legal effect. The restrictions set forth in this Section 13(c), and any risk of forfeiture applicable to an Award, shall be enforceable against any transferee of an Award.

14. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the tenth (10th) anniversary of the most recent shareholder approval. For the avoidance of doubt, shareholder approval for the purposes of this section includes shareholder approval to amend and restate the Plan.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 5(except as permitted by Section 16), (B) an amendment that would materially expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 14(e).

If the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Administrator, the Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or market on which the Shares are then traded

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 16 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

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(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued, or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 16, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

(g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

15. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment, settlement of, or other event with respect to, an Award or disposition of any Shares acquired under an Award, the Company or its Affiliate may deduct (or require an Affiliate to deduct) from any cash payments of any kind otherwise due the Participant, or with the consent of the Administrator, Shares otherwise deliverable or vesting under an Award, to satisfy such tax or other obligations. Alternatively, the Company or its Affiliate may require such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, then, unless restricted by the Administrator and subject to such procedures as the Administrator may specify, a Participant may satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (i) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares; provided that the amount to be withheld in Shares may not exceed the total maximum statutory tax rates associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires. In any case, the Company and its Affiliates may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

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(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c) Participant Responsibilities. If a Participant shall dispose of Shares acquired through exercise of an incentive stock option within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

16. Adjustment Provisions; Change of Control.

(a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 5) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

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Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

For the avoidance of doubt, the grant of an Award shall not affect in any way the right or power of the Company or any of its Affiliates to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s or such Affiliate’s capital structure or business, or any merger, consolidation or business combination of the Company or such Affiliate, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Stock or the rights of the holders of Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of its assets or business or any other Company or Affiliate action or proceeding, whether of a similar character or otherwise.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Change of Control. To the extent a Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, such agreement shall control. In all other cases, unless provided otherwise in an Award agreement or by the Administrator prior to the date of the Change of Control, in the event of a Change of Control:

(i) If the purchaser, successor or surviving entity (or parent thereof) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction that is consummated. If applicable, each Award which is assumed by the purchaser, successor or surviving entity (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Upon the Participant’s termination of employment by the successor or surviving entity without Cause, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, all of the Participant’s Awards that are in effect as of the date of such termination shall be vested in full or deemed earned in full (assuming the maximum performance goals provided under such Award were met, if applicable) effective on the date of such termination.

(ii) To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction that is consummated does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award (for no payment, if there is no such excess);

(B) Restricted Stock, Restricted Stock Units and Shares that are not then vested shall vest;

(C) all Performance Shares and/or Performance Units that are earned but not yet paid shall be paid in cash in an amount equal to the value of the Performance Share and/or Performance Unit, and all Performance Shares and Performance Units for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of: (1) the value of the Performance Shares and/or Performance Units that would have been earned if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

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(D) all Annual and Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Annual and Long-Term Incentive Awards that are not yet earned shall be cancelled in exchange for a cash payment in an amount determined by taking the product of: (1) the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and (2) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

(E) all Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control Price. The Administrator shall determine the per share Change of Control Price paid or deemed paid in the Change of Control transaction. Notwithstanding anything to the contrary in this Section 16(c), the terms of any Awards that are subject to Code Section 409A shall govern the treatment of such Awards upon a Change of Control, and the terms of this Section 16(c) shall not apply, to the extent required for such Awards to remain compliant with Code Section 409A, as applicable.

(d) Application of Limits on Payments.

(i) Determination of Cap or Payment. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, if any payments or benefits paid by the Company pursuant to this Plan, including any accelerated vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments in conjunction with any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 16(d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii) Procedures.

(A) If a Participant or the Company believes that a payment or benefit due the Participant will result in some or all of the Total Payments being subject to the Excise Tax, then the Company, at its expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel (“National Tax Counsel”) selected by the Company (which may be regular outside counsel to the Company), which opinion sets forth (1) the amount of the Base Period Income (as defined below), (2) the amount and present value of the Total Payments, (3) the amount and present value of any excess parachute payments determined without regard to any reduction of Total Payments pursuant to Section 6(a)(ii), and (4) the net after-tax proceeds to the Participant, taking into account applicable federal, state and local income taxes and the Excise Tax if (x) the Total Payments were delivered in accordance with Section 16(d)(i)(A) or (y) the Total Payments were delivered in accordance with Section 16(d)(i)(B). The opinion of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel opinion determines that Section 16(d)(i)(B) applies, then the Plan Payments or any other payment or benefit determined by such counsel to be includable in the Total Payments shall be reduced or eliminated so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. In such event, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (1) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (2) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (3) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

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(B) For purposes of this Section 16: (1) the terms “excess parachute payment” and “parachute payments” shall have the meanings given in Code Section 280G and such “parachute payments” shall be valued as provided therein; (2) present value shall be calculated in accordance with Code Section 280G(d)(4); (3) the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Code Section 280G(d)(1); (4) for purposes of the opinion of National Tax Counsel, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Code Sections 280G(d)(3) and (4); and (5) the Participant shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation, and state and local income taxes at the highest marginal rate of taxation in the state or locality of the Participant’s domicile, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

(C) If National Tax Counsel so requests in connection with the opinion required by this Section 16(d)(ii), the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant solely with respect to its status under Code Section 280G.

(D) The Company agrees to bear all costs associated with, and to indemnify and hold harmless the National Tax Counsel from, any and all claims, damages and expenses resulting from or relating to its determinations pursuant to this Section 16, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

(E) This Section 16 shall be amended to comply with any amendment or successor provision to Code Section 280G or Code Section 4999. If such provisions are repealed without successor, then this Section 16 shall be cancelled without further effect.

17. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

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(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of New York, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of New York, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

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(i) Severability. If any provision of this Plan or any award agreement or any Award (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (b) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

18. Definitions. Capitalized terms used in this Plan or any Award agreement have the following meanings, unless the Award agreement otherwise provides:

(a) “Administrator” means the Committee; provided that, to the extent the Board has retained authority and responsibility as an Administrator of the Plan, the term “Administrator” shall also mean the Board or, to the extent the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more officers of the Company as permitted by Section 2(b), the term “Administrator” shall also mean such officer or officers.

(b) “Affiliate” shall have the meaning given in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Shares, an Annual Incentive Award, a Long-Term Incentive Award, Dividend Equivalent Units or any other type of award permitted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means any of the following as determined by the Company: (i) with respect to Participants other than Non-Employee Directors, the definition set forth in any employment or similar agreement between the Company or its Affiliates and the Participant or, if no such definition exists, (A) the failure of the Participant to perform or observe any of the material terms or provisions of any written agreement between the Participant and the Company or its Affiliates or, if no written agreement exists, the gross dereliction of the Participant’s duties (for reasons other than the Participant’s Disability) with respect to the Company or its Affiliates; (B) the failure of the Participant to comply fully with the lawful directives of the Board or the board of directors of an Affiliate of the Company, as applicable, or the officers or supervisory employees to whom the Participant reports; (C) the Participant’s dishonesty, misconduct, misappropriation of funds, or disloyalty or disparagement of the Company, any of its Affiliates or its management or employees; or (D) other proper cause determined in good faith by the Administrator; or (ii) with respect to Non-Employee Directors, (A) fraud or intentional misrepresentation; (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any of its Affiliates; or (C) any other gross or willful misconduct as determined by the Committee, in its sole and conclusive discretion.

(f) “Change of Control” means the first to occur of the following with respect to the Company or any upstream holding company (which, for purposes of this definition, shall be included in references to “the Company”):

(i) Any “Person,” as that term is defined in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “Beneficial Owner” (as that term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; or

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(ii) The consummation of a transaction in which the Company is merged or consolidated with any other corporation or other entity, other than: (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (B) the Company engages in a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “Person” (as defined above) acquires thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a merger or consolidation involving the Company shall not be considered a “Change of Control” if the Company is the surviving corporation and shares of the Stock are not converted into or exchanged for stock or securities of any other corporation, cash or any other thing of value, unless persons who beneficially owned shares of the Stock outstanding immediately prior to such transaction own beneficially less than a majority of the outstanding voting securities of the Company immediately following the merger or consolidation;

(iii) The consummation of a transaction in which the Company or any Affiliate sells, assigns or otherwise transfers assets in a transaction or series of related transactions, if the aggregate market value of the assets so sold, assigned or otherwise transferred exceeds thirty-five percent (35%) of the Company’s consolidated book value, determined by the Company in accordance with generally accepted accounting principles, measured at the time at which such transaction occurs or the first of such series of related transactions occurs; provided that such a transfer effected pursuant to a spin-off or split-up where stockholders of the Company retain ownership of the transferred assets proportionate to their pro rata ownership interest in the Company shall not be deemed a “Change of Control”;

(iv) The Company dissolves and liquidates substantially all of its assets; or

(v) At any time after the Effective Date when the “Continuing Directors” cease to constitute a majority of the Board. For this purpose, a “Continuing Director” shall mean: (A) the individuals who, at the Effective Date, constitute the Board; and (B) any new Directors (other than Directors designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii), or (iii) of this definition) whose appointment to the Board or nomination for election by Company stockholders was approved by a vote of at least two-thirds of the then-serving Continuing Directors.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the Administrator may include an amended definition of “Change of Control” in the Award agreement issued with respect to such Award as necessary to comply with, or as necessary to permit a deferral under, Code Section 409A.

(g) “Change of Control Price” means the highest of the following: (i) the Fair Market Value of the Shares, as determined on the date of the Change of Control; (ii) the highest price per Share paid in the Change of Control transaction; or (iii) the Fair Market Value of the Shares, calculated on the date of surrender of the relevant Award in accordance with Section 16(c), but this clause (iii) shall not apply if in the Change of Control transaction, or pursuant to an agreement to which the Company is a party governing the Change of Control transaction, all of the Shares are purchased for and/or converted into the right to receive a current payment of cash and no other securities or other property.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(i) “Committee” means the Compensation Committee of the Board, or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(j) “Company” means 22nd Century Group, Inc., a Nevada corporation, or any successor thereto.

(k) “Director” means a member of the Board; and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

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(l) “Disability” means disability as defined in the Company’s long-term disability plan covering exempt salaried employees, except as otherwise determined by the Administrator and set forth in an Award agreement. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share as described in Section 11.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(o) “Fair Market Value” means, per Share on a particular date, the last sales price on such date on the national securities exchange on which the Stock is then traded, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange. If the Shares are not listed on a national securities exchange, but are traded in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator, in its discretion, will be used. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(p) “Good Reason” means, except as otherwise determined by the Administrator and set forth in an Award agreement:

(i) any breach by the Company of any employment or similar agreement between the Company (including, for purposes of this definition of Good Reason, any successor to the Company in a Change of Control) and the Participant, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith that the Company remedies promptly after receipt of notice thereof given by the Participant;

(ii) any reduction in the Participant’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits, in each case relative to those most favorable to the Participant in effect at any time during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control;

(iii) the removal of the Participant from, or any failure to reelect or reappoint the Participant to, any of the positions held with the Company on the date of the Change of Control or any other positions with the Company to which the Participant shall thereafter be elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to the termination by the Company of the Participant’s employment for Cause or by reason of Disability;

(iv) a good faith determination by the Participant that there has been a material adverse change, without the Participant’s written consent, in the Participant’s working conditions or status with the Company relative to the most favorable working conditions or status in effect during the 180-day period prior to the Change of Control or, to the extent more favorable to the Participant, those in effect at any time after the Change of Control, including but not limited to (A) a significant change in the nature or scope of the Participant’s authority, powers, functions, duties or responsibilities, or (B) a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that the Company remedies within ten (10) days after receipt of notice thereof given by the Participant;

(v) the relocation of the Participant’s principal place of employment to a location more than 50 miles from the Participant’s principal place of employment on the date 180 days prior to the Change of Control;

(vi) the Company requires the Participant to travel on Company business 20% in excess of the average number of days per month the Participant was required to travel during the 180-day period prior to the Change of Control; or

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(vii) failure by the Company to obtain an agreement from any purchaser, assignee or transferee of substantially all of the Company’s business and assets, or the survivor in a merger, consolidation or combination with the Company, to expressly assume and agree to perform from and after the date of such assignment all of the terms, conditions and provisions imposed by an employment or similar agreement between the Participant and the Company.

A Participant’s termination shall not be considered to have occurred for “Good Reason” unless (A) within ninety (90) days following the occurrence of one of the events listed above the Participant provides written notice to the Company setting forth the specific event constituting Good Reason, (B) the Company fails to remedy the event constituting Good Reason within thirty (30) days following its receipt of the Participant’s notice, and (C) the Participant actually terminates his or her employment with the Company and its Affiliates within thirty (30) days following the end of the Company’s remedy period.

(q) “Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), and shall include “Annual Incentive Awards” as described in Section 9 and “Long-Term Incentive Awards” as described in Section 10.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Administrator to receive an Award.

(t) “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, goals that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; Fair Market Value of Shares; basic earnings per share; diluted earnings per share; return on stockholder equity; return on average equity; return on average total capital employed; return on net assets employed before interest and taxes; economic value added; return on year-end equity; capital; cost of capital; cost of equity; cost of debt; taxes; market share; operating ratios; productivity measurements; revenue to budget compliance; net income to budget compliance; return on total awards reinvestment; net free cash flow; new sales; divisional profitability; customer satisfaction measurements; production quotas; project criteria or a combination of the foregoing. As to each Performance Goal, the relevant measurement of performance shall, unless otherwise determined by the Administrator at any time, be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition. In addition, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a performance period: (i) litigation, claims, judgments or settlements; (ii) the effects of changes in other laws or regulations affecting reported results; and (iii) accruals of any amounts for payment under this Plan or any other compensation arrangements maintained by the Company. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). In addition, the Administrator may establish other Performance Goals and provide for other exclusions or adjustments not listed in this Plan.

(u) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

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(v) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met) as described in Section 8.

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(x) “Plan” means this 22nd Century Group, Inc. 2021 Omnibus Incentive Plan, as amended and restated and as it may be further amended from time to time.

(y) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(z) “Restricted Stock Unit” means the right to receive a cash payment and/or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, as described in Section 8.

(aa) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the common stock, par value $0.00001 per share, of the Company.

(dd) “Stock Appreciation Right” or “SAR” means the right to receive cash, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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APPENDIX C

CERTIFICATE OF AMENDMENT

(Reverse Split)

Pursuant to the requirements of NRS 78.2055, the board of directors of 22nd Century Group, Inc. (the “Corporation”) proposed and recommended to the stockholders a recommendation to decrease, on a 1-for-[  ] basis, the number of issued and outstanding shares of Common Stock, $0.00001 par value per share, of the Corporation, without any adjustment to the par value per share and without any reduction in the authorized number of shares of Common Stock, and the proposal was approved by the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as is otherwise required by the provisions of the Articles of Incorporation.

ARTICLE IV
CAPITAL STOCK

The Restated Articles of Incorporation are hereby amended by adding the following as a new paragraph to the end of section 4.1:

“Upon the effectiveness of the filing (the “Effective Time”) of the Amendment of Restated Articles of Incorporation pursuant to the Chapter 78 of the NRS, each [  ] shares of the Corporation’s Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock automatically and without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Corporation shall not issue to any holder a fractional share of Common Stock on account of the Reverse Stock Split. [Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration.][The Corporation shall, in lieu of such fractional share, pay to the holder a sum in cash equal to such fraction multiplied by the closing sales price of the Common Stock as reported on the Nasdaq Capital Market on the last trading day before the Effective Time (as adjusted to give effect to the Reverse Stock Split).] Until surrendered, each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall only represent the number of whole shares of Common Stock into which the shares of Common Stock formerly represented by such Old Certificate were combined into as a result of the Reverse Stock Split.”

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22nd Century Group, Inc.

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O 22ND CENTURY GROUP, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

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22ND CENTURY GROUP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 4, 5, 6, 7, 8, 9, 10, AND 11, "FOR" ALL OF THE NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND "1 YEAR" ON PROPOSAL 3.

1. To elect two (2) directors to the Board of Directors as Class II directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Lawrence Firestone	☐	☐	☐
1b. David Keys	☐	☐	☐

	For	**Against**	**Abstain**
2. To approve an advisory resolution approving executive compensation for fiscal year 2024.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To approve an advisory resolution on the frequency of advisory votes on executive compensation.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date